
                                                                     EXHIBIT 2.1

================================================================================

              ASSET CONTRIBUTION AND SECURITIES PURCHASE AGREEMENT

                                      AMONG

                         ASSET ACCEPTANCE HOLDINGS LLC,

                               AAC HOLDING CORP.,

                             CONSUMER CREDIT CORP.,

                          THEIR RESPECTIVE SHAREHOLDERS

                                       AND

                               AAC INVESTORS, INC.

                         DATED AS OF SEPTEMBER 30, 2002

================================================================================

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                               TABLE OF CONTENTS

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                                                                                                       PAGE
                                                  ARTICLE I
                                                 DEFINITIONS

1.1   Definitions....................................................................................    2

                                                 ARTICLE II
                                     MERGERS AND CONTRIBUTION OF ASSETS

2.1   Mergers........................................................................................   11
2.2   Contribution of Assets by CCC; Assumption of Liabilities.......................................   12
2.3   Formation of the Company; Contribution of Membership Interests.................................   14
2.4   Purchase of Shares.............................................................................   15
2.5   Payment of Consideration.......................................................................   15
2.6   Non-Assignable Assets..........................................................................   15

                                                 ARTICLE III
                           REPRESENTATIONS AND WARRANTIES OF HOLDING, CCC AND THE
                                                SHAREHOLDERS

3.1   Organization; Qualification....................................................................   17
3.2   Capitalization; Validity of Shares; Voting Trusts..............................................   18
3.3   Authority; Binding Obligations.................................................................   18
3.4   Consents and Approvals.........................................................................   19
3.5   Non-Contravention..............................................................................   19
3.6   Environmental Matters..........................................................................   19
3.7   Licenses and Permits...........................................................................   20
3.8   Compliance with Laws...........................................................................   21
3.9   Financial Statements...........................................................................   21
3.10     Absence of Changes..........................................................................   22
3.11     No Undisclosed Liabilities..................................................................   25
3.12     Litigation..................................................................................   26
3.13     Real Property...............................................................................   26
3.14     Personal Property...........................................................................   28
3.15     Charged Off Accounts; Accounts Receivable; Accounts Payable.................................   29
3.16     Sufficiency of Assets; No Conflicting Operations............................................   30
3.17     Books and Records...........................................................................   30
3.18     Intellectual Property; Computer Software....................................................   30
3.19     Material Contracts..........................................................................   31
3.20     Insurance...................................................................................   33
3.21     Labor Matters...............................................................................   33
3.22     Employee Plans..............................................................................   35
3.23     Tax Matters.................................................................................   39

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
3.24     Transactions with Certain Persons...........................................................   41
3.25     Suppliers of Charged Off Accounts...........................................................   41
3.26     Banking Relationships.......................................................................   41
3.27     No Other Agreements to Sell the Assets or Equity Interests in Holding or the
         AAC Companies...............................................................................   42
3.28     Prohibited Payments.........................................................................   42
3.29     Brokers.....................................................................................   42

                                                 ARTICLE IV
                                 REPRESENTATIONS AND WARRANTIES OF INVESTORS

4.1   Organization; Qualification....................................................................   42
4.2   Authority; Binding Obligations.................................................................   42
4.3   Consents and Approvals.........................................................................   43
4.4   Non-Contravention..............................................................................   43
4.5   Litigation.....................................................................................   43
4.6   Brokers........................................................................................   43

                                                  ARTICLE V
                                            ADDITIONAL AGREEMENTS

5.1   Conduct of Business............................................................................   44
5.2   Forbearances...................................................................................   44
5.3   Negotiations with Others; Notification.........................................................   45
5.4   Investigation of Business and Properties.......................................................   45
5.5   Confidentiality................................................................................   46
5.6   No Disclosure; Public Announcements............................................................   46
5.7   Transfer Taxes; Expenses.......................................................................   46
5.8   Efforts to Consummate..........................................................................   47
5.9   Environmental Investigation....................................................................   47
5.10     Related Party Accounts......................................................................   48
5.11     Allocation of Purchase Price................................................................   48
5.12     Holding's and The AAC Companies' Insurance..................................................   48
5.13     Disbursement Accounts.......................................................................   48
5.14     Names.......................................................................................   48
5.15     Further Assurances..........................................................................   49

                                                 ARTICLE VI
                                       EMPLOYEES AND EMPLOYEE MATTERS

6.1   Transferred Employees..........................................................................   49
6.2   Employee Plans.................................................................................   49
6.3   Worker's Compensation..........................................................................   50
6.4   Vacation and Holiday Pay.......................................................................   50
6.5   Non-Transferred Employees......................................................................   50
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                                       ii

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
                                                 ARTICLE VII
                                   CONDITIONS TO OBLIGATIONS OF INVESTORS

7.1   Representations and Warranties.................................................................   50
7.2   Performance of this Agreement..................................................................   50
7.3   Capital Expenditures...........................................................................   51
7.4   Distributions..................................................................................   51
7.5   Consents and Approvals.........................................................................   51
7.6   Injunction, Litigation, etc....................................................................   51
7.7   Legislation....................................................................................   51
7.8   Proceedings....................................................................................   51
7.9   LLC Agreement..................................................................................   51
7.10     Opinion of Counsel..........................................................................   51
7.11     Material Change.............................................................................   52
7.12     Financing...................................................................................   52
7.13     Payoff Letters..............................................................................   52
7.14     Escrow Agreement............................................................................   52
7.15     Lee Acceptance Acquisition..................................................................   52
7.16     Noncompetition Agreements...................................................................   52
7.17     Consulting Services Agreement...............................................................   52

                                                ARTICLE VIII
                                  CONDITIONS TO OBLIGATIONS OF HOLDING, CCC
                                            AND THE SHAREHOLDERS

8.1   Representations and Warranties.................................................................   53
8.2   Performance of this Agreement..................................................................   53
8.3   Consents and Approvals.........................................................................   53
8.4   Injunction, Litigation, etc....................................................................   53
8.5   Legislation....................................................................................   53
8.6   Proceedings....................................................................................   53
8.7   LLC Agreement..................................................................................   53
8.8   Opinion of Counsel.............................................................................   53
8.9   Escrow Agreement...............................................................................   53
8.10     Employment Agreements.......................................................................   54

                                                 ARTICLE IX
                                                   CLOSING

9.1   Time and Place of Closing......................................................................   54
9.2   Deliveries by Holding, CCC and the Shareholders................................................   54
9.3   Deliveries by the Company......................................................................   55
9.4   Deliveries by Holding..........................................................................   56
9.5   Deliveries By Investors........................................................................   56
9.6   Deliveries of Ancillary Agreements.............................................................   56

                                       iii

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
                                                  ARTICLE X
                                SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

10.1     Survival of Representations.................................................................   56
10.2     Indemnification by Holding, CCC and the Shareholders........................................   57
10.3     Indemnification by the Company and Investors................................................   58
10.4     Notice and Defense of Claims................................................................   59
10.5     Limitations on Indemnification..............................................................   60
10.6     Calculation of Covered Liabilities..........................................................   61
10.7     No Circular Recovery........................................................................   61
10.8     Right of Set Off............................................................................   62
10.9     Disclaimer of Projections; Memorandum.......................................................   62
10.10    Exclusive Remedy............................................................................   62

                                                 ARTICLE XI
                                                 TERMINATION

11.1     Termination.................................................................................   63
11.2     Procedure: Effect of Termination............................................................   63

                                                 ARTICLE XII
                                             GENERAL PROVISIONS

12.1     Notices.....................................................................................   63
12.2     Interpretation..............................................................................   65
12.3     Entire Agreement............................................................................   65
12.4     No Third Party Beneficiaries................................................................   65
12.5     Successors and Assigns......................................................................   65
12.6     Severability................................................................................   65
12.7     Amendment...................................................................................   66
12.8     Extension; Waiver...........................................................................   66
12.9     Disclosure Schedules........................................................................   66
12.10    Counterparts; Transmission of Facsimile Signatures..........................................   66
12.11    Submission to Jurisdiction; Venue...........................................................   66
12.12    Waiver of Jury Trial........................................................................   67
12.13    Governing Law...............................................................................   67

EXHIBITS

  A        Form of Escrow Agreement

  B        Asset Acceptance LLC Amended and Restated Limited Liability
           Company Agreement

  C Form of Non-Interference, Non-Disclosure and Non-Competition Agreement (Shareholders)

  D        Form of Non-Interference, Non-Disclosure and Non-Competition

           Agreement (Employees)

  E Form of Opinion of Counsel for the AAC Companies and the Shareholders

  F        Form of Opinion of Counsel for Investors

  G        Consulting Services Agreement

  H-1      Form of Employment Agreement - Rufus H. Reitzel, Jr.

  H-2      Form of Employment Agreement - Heather K. Reitzel.

  H-3      Form of Employment Agreement - Nathaniel F. Bradley IV

  H-4      Form of Employment Agreement - Mark A. Redman.

  I        Form of Bill of Sale

SCHEDULES

  1.1               2002 Budgeted Collections and EBITDA

  3.1               Organization and Qualification

  3.1(e)            Holding Business

  3.2               Capitalization

  3.4               Consents and Approvals

  3.5               Non-Contravention

  3.6               Environmental Matters

  3.7               Licenses and Permits

  3.10              Absence of Changes

  3.12              Litigation

  3.13(b)           Leased Real Property

  3.14(a)           Owned Personal Property

  3.14(b)           Leased Personal Property

  3.15(b)           Bulk Purchases Report

  3.15(c)           Accounts Receivable

  3.18              Intellectual Property

  3.19              Material Contracts

  3.20              Insurance

  3.21(a)           Employment Agreements

  3.21(b)           Grievances

  3.21(c)           Unfair Labor Practices

  3.21(d)           Affirmative Action Plans

  3.21(e)           Wages

  3.21(f)           Employment Practices

  3.21(g)           OSHA

  3.21(i)           Employees

  3.22              Employee Plans

  3.22(b)(iv)       Employment Not at Will

  3.22(b)(ix)       Amendments

  3.22(b)(xi)       Acceleration of Rights

  3.23              Tax Matters

  3.24              Transactions with Certain Person

  3.25              Suppliers

  3.26              Banking Relationships

  4.3               Consents and Approvals

  5.2               Forbearances

  5.10              Related Party Accounts

  5.11              Allocation of Purchase Price

  6.2               Non Transferred Employee Plans

  7.16              Non-Competition Agreements

              ASSET CONTRIBUTION AND SECURITIES PURCHASE AGREEMENT

         This ASSET CONTRIBUTION AND SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of September 30, 2002, is made among ASSET ACCEPTANCE HOLDINGS LLC, a Delaware limited liability company (the "Company"), AAC HOLDING CORP., a Nevada corporation ("Holding"), CONSUMER CREDIT CORP., a Michigan corporation ("CCC"), RUFUS H. REITZEL, JR., HEATHER K. REITZEL, NATHANIEL F. BRADLEY IV, MARK A. REDMAN and the TRUSTS listed on the signature pages hereto (collectively the "Shareholders") and AAC INVESTORS, INC., a Virginia corporation ("Investors").

                                    RECITALS

         A. The Shareholders hold all of the outstanding capital stock of Holding. Holding holds all of the outstanding capital stock of Asset Acceptance Corp., a Nevada corporation ("Asset Acceptance"), Financial Credit Corp., a Nevada corporation ("Financial Credit"), CFC Financial Corp., a Nevada corporation ("CFC Financial"). Rufus H. Reitzel, Jr., certain trusts established for the benefit of the children of Rufus H. Reitzel, Jr., Heather K. Reitzel and Nathaniel F. Bradley IV hold all of the outstanding capital stock of CCC.

         B. Prior to the Closing of the actions described below in Recitals C and D, Asset Acceptance, Financial Credit, CFC Financial and CCC will each form Delaware limited liability companies (respectively, "Asset Acceptance, LLC," "Financial Credit, LLC," "CFC Financial, LLC" and "Consumer Credit, LLC," and collectively, the "AAC LLCs") and will hold all of the membership interests in such AAC LLCs. Prior to the Closing of the actions described below in Recitals C and D, Asset Acceptance will purchase substantially all of the Assets of Lee Acceptance Corp., a Michigan corporation ("Lee Acceptance"), for a cash payment of $200,000. Prior to the Closing of the actions described below in Recitals C and D, and after the transaction described in the preceding sentence, Asset Acceptance, Financial Credit and CFC Financial will merge into its respective AAC LLC subsidiary, and as a result such AAC LLCs will succeed to all of the assets and liabilities related to the business of purchasing and collecting Charged Off Accounts (hereinafter defined) (the "AAC Business"), and CCC will contribute to Consumer Credit LLC substantially all of the assets and liabilities related to the business of making and servicing consumer loans and mortgages, issuing credit cards and financing sales of consumer product retailers (the "CCC Business," and together with the AAC Business, the "Business") in exchange for all of the membership interests of Consumer Credit, LLC.

         C. The Shareholders desire to cause Holding to contribute to the Company all of the membership interests in Asset Acceptance, LLC, Financial Credit, LLC and CFC Financial, LLC in exchange for 39,000,000 Class A-1 Shares, 25,350,000 Class B-1 Shares, 6,000,000 Class A Shares and 3,900,000 Class B Shares of the Company and $550,000 in cash. The shareholders of CCC desire to cause CCC to contribute to the Company all of the membership interests in

Consumer Credit, LLC in exchange for 650,000 Class B-1 Shares and 100,000 Class B Shares of the Company and $250,000 in cash.

         D. Holding desires to sell to Investors and Investors desires to purchase from Holding the 39,000,000 Class A-1 Shares and 6,000,000 Class A Shares of the Company received by it as contemplated in Recital C.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follow:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

                  "AAC Claims" has the meaning set forth in Section 10.3(b).

                  "AAC Companies" means Asset Acceptance, Financial Credit, CFC Financial, and CCC; provided that reference to the AAC Companies in Article III shall be interpreted to mean the AAC Companies, the AAC LLCs, any predecessor of the AAC Companies and any other Person the equity interests in which were acquired, and the operations of any Person whose assets or liabilities were acquired or assumed, by the AAC Companies pursuant to agreement or by operation of law.

                  "AAC Debt" means the sum of (i) indebtedness of Holding and the AAC Companies for borrowed money from third parties and (ii) the combined capitalized liability of Holding and the AAC Companies under Capital Leases; provided that AAC Debt does not include trade accounts payable incurred by Holding and the AAC Companies in the ordinary course of business.

                  "AAC Indemnified Parties" has the meaning set forth in Section 10.3(a).

                  "Action" means any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, governmental audit, inquiry or proceeding by or before any Governmental Authority.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling (including all directors and officers of such Person) or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control", when used with respect to any Person, means (i) with respect to any Person having voting shares or their equivalent and elected directors, managers or Persons performing similar functions, the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the shares or other ownership interests having ordinary voting power of such Person or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or their equivalent, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Ancillary Agreements" means the LLC Agreement, Escrow Agreement, the Employment Agreements, the Non-Interference, Non-Disclosure and Non-Competition Agreements, the Registration Rights Agreement, the CC Option Agreement and the Consulting Services Agreement.

                  "Assets" means all of a Person's right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by such Person or in which such Person has any interest whatsoever.

                  "Assumed CCC Liabilities" has the meaning set forth in Section 2.2.

                  "Audited Financial Statements" has the meaning set forth in
Section 3.9.

                  "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy (written or oral) and each plan, arrangement, program, agreement or commitment (written or oral) providing for insurance coverage (including, without limitation, any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Internal Revenue Code providing for the same or other benefits) or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by Holding or the AAC Companies or any ERISA Affiliate or under which Holding or the AAC Companies or any ERISA Affiliate may incur any liability, and (iii) covers any employee or former employee of Holding or the AAC Companies or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Books and Records" means all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind (in any form or medium) relating to the AAC Companies, the Assets of the AAC Companies, business operations, customers, suppliers and personnel, including (i) all company books and records of the AAC Companies, (ii) all disk or tape files, printouts, runs or other computer-based information and the AAC Companies' interest in all computer programs required to access, and the equipment containing, all such computer-based information, (iii) all product, business and marketing plans, (iv) all environmental control records, (v) all sales, maintenance and production records, (vi) equipment warranty information, (vii) litigation files, (viii) customer and supplier lists and information and (ix) personnel records. Books and Records does not include any records of Holding or the corporate or income tax records of the AAC Companies.

                  "Business" has the meaning set forth in the Recitals.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan, Richmond, Virginia, or New York, New York are authorized by Law to close.

                  "Capital Lease" means any lease of which any of the AAC Companies is the lessee which is required to be capitalized on the balance sheet in accordance with GAAP.

                  "CCC Financial Statements" has the meaning set forth in
Section 3.9.

                  "Charged Off Accounts" means consumer accounts receivable that have been charged off by the original creditor.

                  "Claim" has the meaning set forth in Section 10.4.

                  "Claim Notice" has the meaning set forth in Section 10.4.

                  "Closing" has the meaning set forth in Section 9.1.

                  "Closing Date" has the meaning set forth in Section 9.1.

                  "Company Claims" has the meaning set forth in Section 10.2(b)

                  "Company Indemnified Parties" has the meaning set forth in
Section 10.2(a).

                  "Consumer Credit Account" means any retail or other installment contract involving periodic payments to a creditor which are purchased by or originate with CCC.

                  "Contract" means any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which any of the AAC Companies is a party or by which any of their Assets is bound, whether oral or written, express or implied, and which pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

                  "Contributed Assets" has the meaning set forth in Section 2.1.

                  "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 or 4971 of the Internal Revenue Code, (iv) the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of the Internal Revenue Code and (v) the disclosure and reporting requirements of Sections 101 et seq. of ERISA, other than such liabilities that arise solely out of, or relate solely to, employees or former employees of Holding and the AAC Companies.

                  "Covered Liabilities" means any and all debts, losses, liabilities, claims, fines, royalties, deficiencies, damages, Actions, obligations, payments (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), costs (including costs of mitigation) and expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys' and accountants' fees and any other out-of-pocket expenses incurred in investigating, preparing, defending, avoiding or settling any Action or in investigating, preserving or enforcing another party's obligations hereunder), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any Action, order or consent decree of any Governmental Authority or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking; provided that diminution in the value of the Purchased Shares as a result of incurrence by the Company of a Covered Liability shall not itself be a Covered Liability.

                  "Decrees" has the meaning set forth in Section 3.8.

                  "Delaware LLC Act" means the Delaware Limited Liability Company Act, Del. Code, title 6, Sections 18-101 et seq., as amended from time to time.

                  "Employee Plans" means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

                  "Employment Agreements" means the Employment Agreements, dated the date hereof, between the Company, on the one hand, and each of Rufus H. Reitzel, Jr., Heather Reitzel, Nathaniel F. Bradley IV and Mark A. Redman, on the other hand, as the same may be amended or modified from time to time, and "Employment Agreement" means any one of the foregoing.

                  "Encumbrance" means any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and any contingent sale or other title retention agreement or financing lease.

                  "Environmental Laws" means all applicable federal, state, district, local and foreign laws, all rules or regulations promulgated thereunder, and all orders, judgments, notices, permits or demand letters issued, promulgated or entered pursuant thereto, relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including (i) laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, industrial materials, wastes or other substances into the environment and (ii) laws relating to the identification, generation, manufacture, processing, distribution, use, treatment, storage, disposal, recovery, transport or other handling of pollutants, contaminants, chemicals, industrial materials, wastes or other substances, in each case as applicable on or before the Closing Date. By way of example only, Environmental Laws include the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, the Occupational Safety and Health Act, as amended, and all analogous laws promulgated or issued by any state or other governmental authority.

                  "Environmental Permit" means all registrations, applications, filings, certifications, notices, orders, licenses, permits, approvals, consents, qualifications, authorizations and waivers of any Governmental Authority issued under or with respect to an Environmental Law.

                  "Environmental Reports" means any and all written analyses, summaries or explanations, in the possession or control of Holding or the AAC Companies, of (i) Hazardous Emissions, Handling Hazardous Substances or any environmental conditions in, on or about the properties of Holding or the AAC Companies or (ii) Holding and the AAC Companies' compliance with Environmental Laws.

                  "Equipment" means all machinery, equipment, computer equipment, furniture, vehicles, tools, dies, molds and parts, office and other supplies, spare parts, fuel and other tangible personal property wherever located (including any of the foregoing purchased subject to any conditional sales agreement or title retention agreement in favor of any other Person).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with, or otherwise required to be aggregated with, any of Holding or the AAC Companies as set forth in Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                  "Escrow Agent" means the Person appointed as the escrow agent under the Escrow Agreement.

                  "Escrow Agreement" means the agreement entered into by or on behalf of Holding, CCC and the Shareholders, on the one hand, and the Company and Investors, on the other hand, substantially in the form of Exhibit A hereto.

                  "Escrow Fund" means, at any time, the amount held under the Escrow Agreement at such time.

                  "Escrow Payment" means $3.75 million.

                  "Excluded Assets" has the meaning set forth in Section 2.2.

                  "Facilities" means all plants, offices, administration buildings and all other real property owned or leased by Holding or the AAC Companies.

                  "Final Determination" has the meaning set forth in Section 10.4(h).

                  "Financial Statements" means the Audited Financial Statements, the Interim Financial Statements and/or the CCC Financial Statements, as the context requires.

                  "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

                  "Governmental Authority" means any federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel.

                  "Hazardous Substances" means all pollutants, contaminants, chemicals, wastes, and any other carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum, urea formaldehyde, flammable, explosive and radioactive materials, PCBs, pesticides, herbicides, asbestos, sludge, slag, acids, metals, solvents and waste waters.

                  "indemnified party" has the meaning set forth in Section 10.4.

                  "indemnifying party" has the meaning set forth in Section
10.4.

                  "Intellectual Property" means all trade names, trademarks and service marks, domain names, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, software and other industrial and intellectual property rights.

                  "Interim Financial Statements" has the meaning set forth in
Section 3.9.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, and any successor legislation.

                  "Investor's Auditors" means PricewaterhouseCoopers LLP.

                  "Key Personnel" of a corporation or limited liability company means all directors and officers, and all employees of such corporation or limited liability company whose annual base compensation exceeds $65,000.

                  "Knowledge of the AAC Companies" means the actual knowledge of any officer at the level of Assistant Vice President or above, including Rufus
H. Reitzel, Jr., Heather K. Reitzel, Nathaniel F. Bradley IV, Mark A. Redman, Diane Kondrat, Deborah Everly, Phillip Allen, Elise Rausch, Don O'Neill, Jim Reitzel, Richard Dawson, Pat Dangel and William Narro or as to which such person has written notice, but without an obligation to make inquiry of any other person.

                  "Knowledge of Investors" means the actual knowledge of Anthony
R. Ignaczak, Thad M. Jones and C. Scott VanHoy, or as to which such person has written notice, but without an obligation to make inquiry of any other person.

                  "Laws" has the meaning set forth in Section 3.8.

                  "Lease" means a Real Property Lease or a Personal Property Lease.

                  "Leased Real Property" has the meaning set forth in Section 3.13(b).

                  "Licenses and Permits" means all registrations, applications, filings, certifications, notices, orders, licenses, permits, approvals, consents, qualifications, authorizations and waivers of any Governmental Authority, but does not include Environmental Permits.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company substantially in the form of Exhibit B.

                  "Material Adverse Effect" or "Material Adverse Change" means as to any Person (i) any material adverse effect on or material adverse change with respect to (A) the business, operations, assets, liabilities, financial condition or results of operations of such Person and its Affiliates, taken as a whole (except as expressly provided otherwise, the use of "Material Adverse Effect" or "Material Adverse Change" with respect to Holding or any of the AAC Companies shall mean Holding and all of the AAC Companies, taken as a whole), or
(B) the right or ability of such Person or any of its Affiliates to consummate the transactions contemplated hereby or (ii) any event or condition which, with the passage of time or the giving or receipt of notice would reasonably be expected to constitute a "Material Adverse Effect" or "Material Adverse Change" with respect to such Person. No effect or change described in clause (i)(A) will be considered a Material Adverse Effect or Material Adverse Change unless it (together with all effects or changes arising out the same or related facts or circumstances) involves at least $50,000.

                  "Material Contracts" has the meaning set forth in Section
3.19.

                  "Mergers" has the meaning set forth in Section 2.1.

                  "Multiemployer Plan" means any "multiemployer plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (i) Holding, the AAC Companies or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which Holding, the AAC Companies or any ERISA Affiliate may incur any liability and
(ii) covers any employee or former employee of Holding, the AAC Companies or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Non-Interference, Non-Disclosure and Non-Competition Agreements" means the Non-Interference, Non-Disclosure and Non-Competition Agreements entered into by (i) Holding, the AAC Companies and the Shareholders, on the one hand, and the Company, on the other hand, substantially in the form of Exhibit C hereto and (ii) the employees of the AAC Companies set forth in
Schedule 7.16, on the one hand, and the Company and/or the applicable AAC LLC, on the other hand, substantially in the form of Exhibit D hereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Pension Plans" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) the AAC Companies or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the AAC Companies or any ERISA Affiliate may incur any liability (including, without limitation, any contingent liability) and (ii) covers any employee or former employee of the AAC Companies or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "Permitted Encumbrances" means (i) statutory liens for current state and local property taxes or assessments not yet due or delinquent; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the AAC Companies; and (iii) such other recorded liens, imperfections in title, charges, easements, restrictions and encumbrances which do not materially affect the use, value, enjoyment, occupancy or marketability of such property.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency of instrumentality thereof.

                  "Personal Property Lease" has the meaning set forth in Section 3.14(b)(i).

                  "Purchased Shares" has the meaning set forth in Section 2.4.

                  "Q-Subs" means Asset Acceptance, Financial Credit and CFC Financial.

                  "Real Property" means real estate together with the structures, fixtures and other improvements thereon and the appurtenances, rights and easements thereto belonging.

                  "Real Property Lease" has the meaning set forth in Section 3.13(b)(i).

                  "Retained Liabilities" means the Retained CCC Liabilities and each of the following:

                           (i) any liability for federal, state or local income or franchise Taxes, including the Michigan Single Business Tax and income or franchise Taxes incurred by the AAC Companies in the conduct of the Business prior to the Closing, EXCEPT THOSE TAXES OWED BY THE AAC COMPANIES AND ACCRUED OR RESERVED FOR ON THE BALANCE SHEETS FOR THE AAC COMPANIES IN THE INTERIM FINANCIAL STATEMENTS AND SUCH TAXES OWED BY THE AAC COMPANIES FOR PERIODS ENDING AFTER THE DATE OF THE INTERIM FINANCIAL STATEMENTS AND ON OR BEFORE THE CLOSING DATE THAT ARE RECORDED AS A CURRENT LIABILITY IN BOOKS AND RECORDS OF THE AAC COMPANIES AS OF THE CLOSING DATE CONSISTENT WITH PAST PRACTICE;

                           (ii) any liability for federal, state or local Taxes incurred by Holding or the AAC Companies with respect to any of the transactions contemplated hereby;

                           (iii) any liability or obligation of the AAC Companies or any of their Affiliates or any ERISA Affiliate of any of the foregoing whether currently existing or hereafter arising that is not attributable to, or does not arise out of the conduct of the Business;

                           (iv) subject to Section 2.6, any liability or obligation arising under any Contract, including Material Contracts and Leases, if the rights of the AAC Companies are, for any reason, not transferred to, or the benefits thereunder are not otherwise made available to, the AAC LLCs by the AAC Companies;

                           (v) any liability or obligation of Holding or the AAC Companies arising under this Agreement;

                           (vi) any liability or obligation, including liabilities and obligations arising under Environmental Law, with respect to an Excluded Asset;

                           (vii) any liability or obligation of any of the AAC Companies to any of the Shareholders (other than salary, but not bonuses, and benefits in the ordinary course of business consistent with past practices); and

                           (viii) any liability or obligation (including under ERISA) in respect of the Lee Acceptance Corp. Defined Benefit Pension Plan.

                  "Retained CCC Liabilities" has the meaning set forth in
Section 2.2(d).

                  "Subsidiary" with respect to any party to this Agreement, means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

                  "Survival Date" has the meaning set forth in Section 10.1.

                  "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item (including any increase in tax basis of Assets of the Company) which decreases Taxes paid or payable.

                  "Tax Returns" means any and all returns, reports, declarations and information statements with respect to Taxes required to be filed by or on behalf of any of Holding or the

AAC Companies with any Governmental Authority, including consolidated, combined or unitary returns and all amendments thereto.

                  "Tax Law" means the Internal Revenue Code, federal, state or local laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

                  "Tax Loss" means the tax effect of any item (including any decrease in tax basis of Assets of the AAC Companies) which increases Taxes paid or payable.

                  "Taxes" means (i) all federal, state and local, whether domestic or foreign, taxes or assessments, including those relating to income, gross receipts, gross income, capital stock, franchise, profits, employees and payroll, withholding, foreign withholding, social security, unemployment, disability, license, real property, personal property, intangibles, stamp, excise, sales, use, transfer, occupation, value added, ad valorem, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code), alternative minimum or estimated taxes or other similar tax, duty or governmental charge, together with any interest, penalties or additions to tax or additional amounts with respect to the foregoing, whether disputed or not and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) hereof.

                  "Taxing Authority" means any Governmental Authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                  "Third Party Claim" has the meaning set forth in Section 10.4.

                  "Transferred Employees" has the meaning set forth in Section 6.1.

                  "Welfare Plan" means any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (i) any of the AAC Companies or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the AAC Companies or any ERISA Affiliate may incur any liability and (ii) covers any employee or former employee of the AAC Companies or any ERISA Affiliate (with respect to their relationship with any such entity).

                  "2002 Budgeted Collections and EBITDA" means the budgeted collections and EBITDA for the AAC Companies for the year ending December 31, 2002 as set forth in Schedule 1.1.

                                   ARTICLE II
                       MERGERS AND CONTRIBUTION OF ASSETS

         2.1 MERGERS.

Prior to the Closing, Holding agrees to cause Asset Acceptance, Financial Credit and CFC Financial to merge into Asset Acceptance, LLC, Financial Credit, LLC and CFC Financial

Credit, LLC, respectively (the "Mergers"). Following the Mergers, the separate corporate existence of Asset Acceptance, Financial Credit and CFC Financial shall cease and the respective AAC LLC shall continue as the surviving entity and shall be governed by the Delaware LLC Act. The Mergers shall have the effects set forth in Section 18-209 of the Delaware LLC Act.

         2.2 CONTRIBUTION OF ASSETS BY CCC; ASSUMPTION OF LIABILITIES.

                  (a) Prior to the Closing, CCC agrees to contribute to Consumer Credit, LLC all of CCC's, as the case may be, right title and interest in and to the assets, properties or rights of every kind and nature (whether real, personal or mixed, tangible or intangible, fixed or contingent, known or unknown, wherever located, and whether or not reflected in the Financial Statements), and whether now existing or hereafter acquired through the Closing Date used or held for use in connection with the Business (the "Contributed Assets"), including the following:

                           (i) all Equipment and other tangible personal property, wherever located (including any of the foregoing purchased subject to any conditional sales agreement or title retention agreement in favor of any other Person), which are owned by the AAC Companies and are used or held for use in connection with the Business;

                           (ii) all Consumer Credit Accounts and other notes and accounts receivable, and all rights to collect the unrecovered balances thereon;

                           (iii) all transferable Licenses and Permits held by CCC which relate to the Contributed Assets or the CCC Business;

                           (iv) all Intellectual Property owned or licensed by CCC, or which CCC otherwise have the right to use, which is assignable and which relates to the Contributed Assets or the CCC Business, including rights to sue for past, present and future infringement thereof;

                           (v) all right, title and interest of CCC in, to and under all Contracts which any of them is a party, all rights to receive goods or services pursuant to such agreements or to assert claims or take other rightful action in respect of breaches, defaults and other violations of such agreements and all rights under express or implied warranties or rights of indemnity;

                           (vi) all Books and Records (in any form or medium), including computerized records and any associated software and documentation, relating to the CCC Business;

                           (vii)    all purchase orders, forms, labels,
                  stationery, shipping materials, catalogues, brochures, art work, photographs and advertising materials held by CCC for use in connection with the CCC Business;

                           (viii) all credits, prepaid expenses, deferred charges, security deposits, claims for refund and rights of offset;

                           (ix) all rights with respect to causes of action, lawsuits, judgments, claims and demands of any nature available or being pursued by or on behalf of the CCC with respect to the CCC Business or the ownership, use, function or value of any Contributed Assets;

                           (x) all other tangible and intangible properties and Assets which are used or held for use in connection with the CCC Business or which historically have been reflected as Assets on the books of CCC;

                           (xi) all guarantees, warranties, indemnities and similar rights with respect to any Contributed Assets;

                           (xii) all proceeds (including cash and cash equivalents) received by CCC in respect of the loss, damage or destruction of any of the foregoing on or after the date hereof; and

                           (xiii) cash and cash equivalents, including all banking and deposit accounts and petty cash funds located at the offices of CCC.

                  (b) The Contributed Assets will not include any of the following (the "Excluded Assets"):

                           (i) subject to Section 2.6, any Asset that is not assignable; and

                           (ii) any rights of CCC under this Agreement or the Ancillary Agreements.

                  (c) Except to the extent set forth in paragraph (d) of this
Section 2.2, Consumer Credit, LLC will assume all of liabilities and obligations of CCC which relate to the CCC Business and are not paid or discharged at or before the Closing (the "Assumed CCC Liabilities"); provided that the foregoing shall not affect adversely the obligations of Holding, CCC and the Shareholders to provide indemnification under Section 10.2 hereof if there is a breach of the representations and warranties made by Holding, CCC or the Shareholders in this Agreement or any document delivered pursuant hereto.

                  (d) Notwithstanding the provisions of paragraph (c) of this
Section 2.2 or any other provision hereof, and regardless of any disclosure to Investors, the Company shall not succeed to, assume or become liable for, and Consumer Credit, LLC shall not succeed to, assume or become liable for, any of the following listed liabilities and obligations (the "Retained CCC Liabilities"):

                           (i) any liability for federal, state or local income or franchise Taxes, including the Michigan Single Business Tax and income or franchise Taxes incurred by the AAC Companies in the conduct of the Business prior to the Closing, EXCEPT THOSE TAXES OWED BY THE AAC COMPANIES AND ACCRUED OR RESERVED FOR ON THE BALANCE SHEETS FOR THE AAC COMPANIES IN THE INTERIM FINANCIAL STATEMENTS AND SUCH TAXES OWED BY THE AAC COMPANIES FOR PERIODS ENDING AFTER THE DATE OF THE INTERIM FINANCIAL STATEMENTS AND ON OR BEFORE THE CLOSING DATE THAT ARE RECORDED AS A CURRENT LIABILITY IN BOOKS AND RECORDS OF THE AAC COMPANIES AS OF THE CLOSING DATE CONSISTENT WITH PAST PRACTICE;

                           (ii) any liability for federal, state or local Taxes incurred by Holding or the AAC Companies with respect to any of the transactions contemplated hereby;

                           (iii) any liability or obligation of the AAC Companies or any of their Affiliates or any ERISA Affiliate of any of the foregoing whether currently existing or hereafter arising that is not attributable to, or does not arise out of the conduct of the Business;

                           (iv) subject to Section 2.6, any liability or obligation arising under any Contract, including Material Contracts and Leases, if the rights of the AAC Companies are, for any reason, not transferred to, or the benefits thereunder are not otherwise made available to, the AAC LLCs by the AAC Companies;

                           (v) any liability or obligation of Holding or the AAC Companies arising under this Agreement;

                           (vi) any liability or obligation, including liabilities and obligations arising under Environmental Law, with respect to an Excluded Asset;

                           (vii) any liability or obligation of any of the AAC Companies to any of the Shareholders (other than salary, but not bonuses, and benefits in the ordinary course of business consistent with past practices); and

                           (viii) any liability or obligation (including under ERISA) in respect of the Lee Acceptance Corp. Defined Benefit Pension Plan.

         2.3 FORMATION OF THE COMPANY; CONTRIBUTION OF MEMBERSHIP INTERESTS.

                  (a) Prior to the Closing, Holding and CCC shall cause the Company to be organized under the Delaware LLC Act.

                  (b) At the Closing, Holding shall contribute to the Company, free and clear of any Encumbrances, all of the membership interests in Asset Acceptance, LLC, Financial Credit, LLC and CFC Financial, LLC in exchange for 39,000,000 Class A-1 Shares, 25,350,000 Class B-1

Shares, 6,000,000 Class A Shares and 3,900,000 Class B Shares of the Company and $550,000 in cash.

                  (c) At the Closing, CCC shall contribute to the Company, free and clear of any Encumbrances, all of the membership interests in Consumer Credit, LLC in exchange for 650,000 Class B-1 Shares, 100,000 Class B Shares of the Company and $250,000 in cash.

         2.4 PURCHASE OF SHARES. At the Closing Holding agrees to sell to Investors, and Investors agree to purchase from Holding, the 39,000,000 Class A-1 Shares and the 6,000,000 Class A Shares of the Company (the "Purchased Shares") received by it as a portion of the consideration for the contribution by it to the Company of the membership interests in the AAC LLCs held by it.

         2.5 PAYMENT OF CONSIDERATION.

                  (a) At the Closing the Company will:

                           (i) deliver to Holding certificates evidencing the 39,000,000 Class A-1 Shares, 25,350,000 Class B-1 Shares, 6,000,000 Class A Shares and 3,900,000 Class B Shares of the Company and $550,000 in cash or immediately available funds in consideration for the membership interests in Asset Acceptance LLC, Financial Credit LLC and CFC Financial LLC contributed by Holding to the Company; and

                           (ii) deliver to CCC, certificates evidencing the 650,000 Class B-1 Shares and 100,000 Class B Shares of the Company and $250,000 in cash or immediately available funds in consideration for the membership interests in Consumer Credit LLC contributed by CCC to the Company.

                  (b) As the purchase price for the Purchased Shares, Investors will pay to Holding $45,000,000 in cash or immediately available funds, of which $41,250,000 shall be delivered by wire transfer to Holding and $3,750,000 shall be delivered by wire transfer to the Escrow Agent to be held pursuant to the Escrow Agreement.

         2.6 NON-ASSIGNABLE ASSETS.

                  (a) This Agreement will not constitute an assignment or transfer, or an attempted assignment or transfer, of any License and Permit or Contract which, but for this Section 2.6(a), would constitute a Contributed Asset (a "Non-Assignable Asset"), if and to the extent that the assignment or transfer of such Non-Assignable Asset:

                           (i) would require the consent or waiver of a third party, including any Governmental Authority, and such consent or waiver has not been obtained;

                           (ii) would constitute a breach of the terms of such Non-Assignable Asset; or

                           (iii) would constitute a violation of any Law or Decrees.

                  (b) The AAC LLCs and the AAC Companies will use their best efforts to obtain the consents and waivers and to resolve the impracticalities of assignment referred to in Section 2.6(a) and in the meantime the AAC LLCs and the AAC Companies will use their best efforts to obtain for the AAC LLCs the benefit of any Non-Assignable Asset, subject to the corresponding liabilities and obligations.

                  (c) To the extent that any consent or waiver referred to in
Section 2.6(a) is not obtained by the AAC Companies until the impracticalities of assignment referred to in Section 2.6(a) are resolved, the AAC Companies will use their reasonable best efforts to (i) provide to the AAC LLCs the benefits of any Non-Assignable Asset, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the AAC LLCs, and (iii) at the request of the Company, enforce for the account of the AAC LLCs any right of the AAC Companies arising from any Non-Assignable Asset against such issuer or the other party or parties referred to in Section 2.6(a) (including the right to elect to terminate in accordance with the terms of such Non-Assignable Asset on the advice of the Company).

                  (d) To the extent that the AAC LLCs are provided the benefits pursuant to this Section 2.6 of any Non-Assignable Asset, the AAC LLCs will perform the obligations of the AAC Companies under or in connection with such Non-Assignable Asset; provided that neither the Company nor any of the AAC LLCs shall have any obligation or liability under any Licenses and Permits or Contracts as to which the AAC LLCs are not provided any benefits.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF HOLDING, CCC AND THE
                                  SHAREHOLDERS

         As an inducement to Investors to enter into this Agreement, Holding, CCC and the Shareholders hereby make, as of the date hereof and as of the Closing Date, the following representations and warranties to the Company and Investors, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Investors prior to the execution hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article III setting forth certain exceptions to the representations and warranties contained in this Article III and certain other information called for by this Agreement. No disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise) unless, and to the extent that, it would be fairly understood on its face to contain information which also is applicable to the representation and warranty to which such other Schedule relates.

         Holding, CCC and the Shareholders, jointly and severally, represent and warrant to the Company and Investors the following:

         3.1 ORGANIZATION; QUALIFICATION.

                  (a) Each of Holding and the AAC Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as set forth in Schedule 3.1, and has all necessary power and authority to own or lease all of its properties and assets and to carry on its business as it is presently being conducted. Each of Holding and the AAC Companies is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have a Material Adverse Effect on Holding and the AAC Companies. Each jurisdiction in which any of Holding or the AAC Companies, as the case may be, is qualified to do business is set forth in Schedule 3.1. Holding has heretofore delivered to Investors complete and correct copies of the articles or certificates of incorporation and bylaws of each of Holding and the AAC Companies as currently in effect.

                  (b) Each of the Company and the AAC LLCs is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority to own or lease all of the Contributed Assets that will be contributed to it and to carry on the Business as it is presently being conducted by the Company and the respective AAC Company which is its parent. Each of the AAC LLCs is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by its respective AAC Company parent or the nature of the business conducted by its respective AAC Company parent makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have a Material Adverse Effect on the AAC LLCs taken as a whole. Each jurisdiction in which each of the AAC LLCs is qualified to do business is set forth in Schedule 3.1. Holding has heretofore delivered to Investors complete and correct copies of the certificate of formation and limited liability company agreements of the Company and each of the AAC LLCs as currently in effect.

                  (c) A complete list of the directors and officers of each of Holding, the AAC Companies and the AAC LLCs is set forth in Schedule 3.1.

                  (d) Except for the Q-Subs and the AAC LLCs, none of Holding, the AAC Companies or the AAC LLCs has, or has ever had, any Subsidiary. All of the outstanding capital stock of each Q-Sub is owned by Holding, in each case free and clear of any Encumbrances. Immediately prior to the Mergers, all of the membership interests of the AAC LLCs were held by the respective AAC Company, in each case free and clear of any Encumbrances.

                  (e) Holding was formed and organized for the sole and exclusive purpose of holding the outstanding shares of capital stock of the Q-Subs. Except as set forth in Schedule 3.1(e), Holding has never conducted any business, been a party to any Contract, incurred any liability or obligation or owned any Assets other than the outstanding capital stock of the Q-Subs.

                  (f) The Company was formed and organized for the sole and exclusive purpose of holding the outstanding membership interests of the AAC LLCs. The Company has never conducted any business, been a party to any Contract (with the exception of the Original LLC Agreement), incurred any liability or obligation or owned any Assets. There are no outstanding membership interests in the Company, except as contemplated in Article II hereof. Immediately following the consummation of the transactions contemplated hereby, the only outstanding membership interests in the Company will be the membership interests issued pursuant to Section 2.3 (including the Purchased Shares to be sold to Investors pursuant to Section 2.4).

         3.2 CAPITALIZATION; VALIDITY OF SHARES; VOTING TRUSTS.

                  (a) The authorized capitalization of each of Holding and the AAC Companies and the shares of capital stock thereof which are outstanding are set forth in Schedule 3.2. All of the outstanding shares of capital stock (i) have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights, and (ii), except as set forth in Schedule 3.2, are owned beneficially and of record as set forth in
Schedule 3.2, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and state securities laws) and Encumbrances.

                  (b) Immediately prior to the Mergers, all of the membership interests of the AAC LLCs were held by the respective AAC Company free of any Encumbrances, and upon consummation of the transactions contemplated hereby all of the membership interests in the AAC LLCs will be held by the Company.

                  (c) Except as set forth in Schedule 3.2, (i) none of Holding, the AAC Companies or the AAC LLCs has any commitment to issue or sell any shares of capital stock or membership interests, or any securities or obligations convertible into or exchangeable therefor, or giving any Person any right to acquire from Holding, the AAC Companies or the AAC LLCs any shares of capital stock or membership interests, and no such securities or obligations are outstanding and (ii) there are no obligations or commitments of any kind for the repurchase, redemption or other acquisition of any shares of capital stock of Holding or the AAC Companies or membership interests in the AAC LLCs.

                  (d) Except as set forth in Schedule 3.1 or 3.2, none of Holding, the AAC Companies or the AAC LLCs, directly or indirectly, owns any capital stock of or other equity interest in any corporation, partnership or other entity or other Person.

                  (e) Except as set forth in Schedule 3.2, there are no shareholders agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the ownership interests of Holding, the AAC Companies or the AAC LLCs.

         3.3 AUTHORITY; BINDING OBLIGATIONS. EACH OF HOLDING AND CCC HAS ALL NECESSARY CORPORATE POWER AND AUTHORITY TO EXECUTE AND DELIVER THIS AGREEMENT AND THE ANCILLARY AGREEMENTS TO WHICH IT IS A PARTY AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND TO PERFORM ITS OBLIGATIONS HEREUNDER AND THEREUNDER. THE EXECUTION AND

DELIVERY OF THIS AGREEMENT AND THE ANCILLARY AGREEMENTS TO WHICH IT IS A PARTY AND THE CONSUMMATION THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY HAVE BEEN VALIDLY AUTHORIZED BY ALL NECESSARY CORPORATE ACTION OF EACH OF HOLDING AND CCC AND NO OTHER CORPORATE PROCEEDINGS ON THE PART OF ANY OF THEM ARE NECESSARY. THIS AGREEMENT HAS BEEN, AND WHEN EXECUTED THE ANCILLARY AGREEMENTS WILL BE, DULY EXECUTED AND DELIVERED BY HOLDING, CCC AND THE SHAREHOLDERS, AND, ASSUMING THAT THE COMPANY AND INVESTORS HAVE DULY AUTHORIZED, EXECUTED AND DELIVERED THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, THIS AGREEMENT CONSTITUTES, AND THE ANCILLARY AGREEMENTS, WHEN EXECUTED AND DELIVERED WILL CONSTITUTE, VALID AND BINDING OBLIGATIONS OF HOLDING, CCC AND THE SHAREHOLDERS, ENFORCEABLE AGAINST EACH OF THEM AND THEIR SUCCESSORS, PERMITTED ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES IN ACCORDANCE WITH THEIR TERMS.

         3.4 CONSENTS AND APPROVALS. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority is required to be made or obtained by any of Holding or the AAC Companies in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby other than those set forth in
Schedule 3.4, except where the failure to receive any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.4, there is no requirement that any party to any Material Contract to which any Shareholder or any of Holding or the AAC Companies is a party or by which any of them is bound, consent to the execution and delivery of this Agreement or the Ancillary Agreements by Holding, the AAC Companies or any Shareholder or the consummation of the transactions contemplated hereby and thereby.

         3.5 NON-CONTRAVENTION. The execution, delivery and performance by Holding, CCC and the Shareholders of this Agreement and the Ancillary Agreements to which they are parties do not, and the consummation by Holding, the AAC Companies and the Shareholders of the transactions contemplated hereby and thereby will not (i) violate or result in a breach of any provision of the articles or certificate of incorporation, bylaws or similar organizational documents of Holding, the AAC Companies or the AAC LLCs, (ii) except as described in Schedule 3.5, conflict with, result in a breach of or result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any Material Contract to which the Shareholders or any of Holding, the AAC Companies or the AAC LLCs is a party or by which the Shareholders or any of Holding, the AAC Companies or the AAC LLCs is bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Shareholders or any of Holding, the AAC Companies or the AAC LLCs or any of their Assets.

         3.6 ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of the AAC Companies, none of Holding, the AAC Companies or the AAC LLCs is required to obtain any Environmental Permits to conduct the Business as it is presently being conducted, including those relating to (i) emissions, discharges or threatened discharges of pollutants, contaminants, hazardous or toxic substances or petroleum into the air, surface water, ground water or the ocean, or on or into the land and (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, or petroleum.

                  (b) To the Knowledge of the AAC Companies, no underground storage tanks or underground storage receptacles for Hazardous Substances are located on the Facilities, there have been no releases of Hazardous Substances and no owners or operators of real property adjacent to the Facilities spilled, released or discharged any Hazardous Substances onto such adjacent properties. Except as set forth in Schedule 3.6, to the Knowledge of the AAC Companies, no facts, conditions or events exist which (i) interfere with, prevent, or, with the passage of time, could interfere with or prevent continued compliance in all material respects with any of the Environmental Permits or any Environmental Law, (ii) may give rise to any liability (whether based in contract, tort, implied or express warranty, criminal or civil statute or otherwise) under any Environmental Law or (iii) obligate Holding, the AAC Companies or the AAC LLCs or, with the passage of time, could cause Holding, the AAC Companies or the AAC LLCs to be obligated to clean up, remedy, abate or otherwise restore to a former condition, by themselves or jointly with others, any contaminated surface water, ground water, soil or any natural resources associated therewith either on the Facilities or at any property owned by a third party, or in any building, structural or insulation materials located on or in the Facilities that contain greater than 1% asbestos, and neither Holding or the AAC Companies have received any notice of, or are otherwise aware of any facts, events or conditions which interfere with or prevent continued compliance or give rise to any such liability or obligation.

                  (c) None of Holding or the AAC Companies has released any other Person from any claim under any Environmental Law or waived any rights concerning any violation of Environmental Law. To the Knowledge of the AAC Companies, none of Holding or the AAC Companies has contractually indemnified any other person for any violation of Environmental Law related to the Facilities or any real property formerly owned by Holding or the AAC Companies.

                  (d) There are no consent decrees, consent orders, judgments, judicial or administrative orders or agreements (other than Licenses and Permits) with or liens by, any Governmental Authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate or bind Holding, the AAC Companies or the AAC LLCs.

                  (e) True and correct copies of any Environmental Reports prepared by or on behalf of Holding or the AAC Companies since January 1, 1994, have been delivered to Investors and a list of all such Environmental Reports is set forth in Schedule 3.6.

         3.7 LICENSES AND PERMITS. Schedule 3.7 contains a complete and correct list of all Licenses and Permits necessary for the operation by the Company and AAC LLCs of the Contributed Assets and the Business in the same manner as currently operated by the AAC Companies, except where the failure to hold any such Licenses and Permits would not, individually or in the aggregate, have a Material Adverse Effect. All transfers to the AAC LLCs of Licenses and Permits which are transferable will be effective as of the Closing, and all filings and applications for the obtaining by the AAC LLCs of such other Licenses and Permits necessary for the operation of the Business by AAC LLCs have been made. The Business has been conducted in compliance in all material respects with all required Licenses and Permits. Since January 1, 1999, no written notice of a violation of any such License or Permit has been received by any of Holding or the AAC Companies or, to the Knowledge of the AAC Companies, recorded or published, and no proceeding is pending or, to the Knowledge of the AAC Companies threatened, to revoke or limit any of them. To the Knowledge of the AAC Companies, Holding and the AAC Companies are currently in compliance with all Licenses and Permits in all material respects. Neither Holding nor the AAC Companies have received any written notice to the effect that the AAC Companies are not currently in compliance with, or are in violation of, any such Licenses and Permits in any material respect.

         3.8 COMPLIANCE WITH LAWS. The AAC Companies have at all times been in compliance with, (i) all applicable laws, statutes, ordinances, regulations, rules, policies, guidelines and orders of every federal, state, local or foreign government and every federal, state, local or foreign court or other Governmental Authority (collectively, "Laws") and (ii) every judgment, decision, decree, writ, injunction or order of any court or Governmental Authority (collectively, "Decrees"), relating to the Assets, Business or operations of the AAC Companies, except where any such noncompliance under clauses (i) or (ii) above would not, individually or in the aggregate, have a Material Adverse Effect.

         3.9 FINANCIAL STATEMENTS.

                  (a) Investors have previously been delivered true and complete copies of (i) the combined audited financial statements, including the notes thereto, of Holding and its Subsidiaries and Lee Acceptance for the three years ended December 31, 2001 (the "Audited Financial Statements"), (ii) reviewed financial statements for CCC for the two years ended December 31, 2001 (the "CCC Financial Statements"), and (iv) management's unaudited combined financial statements for Holding and its Subsidiaries and Lee Acceptance and management's unaudited financial statements for CCC for the seven month period ended July 31, 2002 (the "Interim Financial Statements"). The Audited Financial Statements and the CCC Financial Statements present fairly, in all material respects, the financial position of Holding and its Subsidiaries, Lee Acceptance and CCC as of such dates and the results of operations and cash flows for such periods and have been prepared in accordance with GAAP. The Interim Financial Statements present fairly the financial position of Holding and its Subsidiaries, Lee Acceptance and CCC as of such date and the results of operations and cash flows for the periods set forth therein and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.

                  (b) Since January 1, 1999, the accounting and financial records of Holding and the AAC Companies have been prepared and maintained in accordance with GAAP and sound bookkeeping practices. The AAC Companies maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorizations, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         3.10 ABSENCE OF CHANGES. Except for the transactions contemplated by
Article II hereof or as set forth in Schedule 3.10, since December 31, 2001 (i) the Business has been operated in the ordinary course consistent with past practices, (ii) there has not been any Material Adverse Change with respect to the Business and (iii) there has not been any deterioration of relations between the AAC Companies and their vendors, suppliers or Key Personnel. Without limiting the generality of the foregoing, except for the transactions contemplated by Article II hereof or as set forth in Schedule 3.10, since December 31, 2001, none of Holding or the AAC Companies has:

                           (i) made any distributions to its shareholders other than distributions in the amount necessary to pay its shareholders income taxes with respect to the profits of Holding and the AAC Companies allocated to such shareholders for the period between January 1, 2002 and the Closing Date, but not in excess of $1,500,000;

                           (ii) sold, assigned, leased or transferred any of the Assets that exceed $50,000 individually or $250,000 in the aggregate in fair market value;

                           (iii) canceled or terminated, or amended, modified or waived any material term of, any Material Contract;

                           (iv) (A) increased the compensation payable or to become payable to any of its directors or officers, (B) increased the base compensation payable or to become payable to any of its Key Personnel, except for normal periodic increases in such base compensation (not exceeding, in each case, 5%) in the ordinary course of business, consistent with past practice, (C) increased the sales commission rate payable or to become payable to any of its Key Personnel who are not directors or officers, (D) granted, made or accrued any loan, bonus, severance, termination or continuation fee, incentive compensation (excluding sales commissions), service award or other like benefit, contingently or otherwise, to or for the benefit of any of its Key Personnel, except pursuant to the Employee Plans set forth in Schedule 3.22, (E) adopted, amended or caused or suffered any addition to or modification of any Employee Plan, other than (1) contributions made in the ordinary course of business, consistent with past practice or
                  (2) the extension of coverage to any of its Key Personnel who became eligible after the date of this Agreement, (F) granted any additional stock options or performance unit grants or other interest under any Employee Plan, (G) entered into any new employment or consulting agreement or caused or suffered any written or oral termination, cancellation or amendment of any such employment or consulting agreement to which it is a party (except with respect to any employee at will without a written agreement),
                  (H) entered into any collective bargaining agreement or caused or suffered any termination or amendment of any collective bargaining agreement to which it is a party or (I) with respect to any Shareholder, or any Affiliate of any Shareholder, granted, made or accrued any payment or distribution or other like benefit, contingently or otherwise, or otherwise transferred Assets, including any payment of principal of or interest on any debt owed to any such Shareholder or Affiliate, other than (1) any payments to such person in the ordinary course of business in his capacity as an employee of the AAC Companies, (2) any transactions between Holding and the AAC Companies, in the ordinary course of business and on an arms' length basis, (3) since May 31, 2002 the compensation bonuses in the amount of $500,000 paid July 3, 2002 or (4) except as described in Section 5.2;

                           (v) failed to make capital expenditures and debt purchases at a pace reasonably consistent with achieving the 2002 Budgeted Collections and EBITDA through the Closing;

                           (vi)     executed (A) any Lease for real property or
                  (B) any Lease for personal property which requires an annual payments in excess of $50,000, or, with respect to clauses (A) and (B) of this clause (vi), engaged in negotiations with any Person which, if consummated would require disclosure pursuant to this clause (vi);

                           (vii) made any payments or given any other consideration to vendors or suppliers, other than payments under, and in accordance with the terms of, Contracts in effect at the time of such payment;

                           (viii) changed its accounting methods, principles or practices, including any change in the application or interpretation of GAAP;

                           (ix) suffered any damage, destruction or casualty loss (whether or not covered by insurance) affecting its physical properties that exceeded $10,000 in any one instance or $50,000 in the aggregate;

                           (x) except for the distributions described in clause (i), (A) issued or sold, or entered into any agreement obligating it to issue or sell, (B) declared, set aside for payment or paid any dividends or distributions or (C) directly or indirectly redeemed, purchased or otherwise acquired, or split, combined, reclassified or otherwise adjusted, any class or series of capital stock, or any securities convertible into or exchangeable for capital stock;

                           (xi) incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments (other than sheriff's bonds and similar obligations incurred in the ordinary course of business consistent with past practice);

                           (xii) taken any action in anticipation of the execution of this Agreement or for any other reason to delay or defer expenses (including delay or postponement of capital expenditures or the payment of accounts payable), liabilities or obligations of any kind whatsoever or to accelerate any income, revenue, payment or similar item, other than in the ordinary course of business consistent with past practice;

                           (xiii) except for the payment of AAC Debt as contemplated hereby, paid, discharged or satisfied any liability other than any such payment, discharge or satisfaction in the ordinary course of business, consistent with past practice, of (A) liabilities reflected or reserved against on the balance sheets in the Audited Financial Statements, the Lee Acceptance Financial Statements and the CCC Financial Statements or in the Interim Financial Statements or incurred subsequent thereto in the ordinary course of business, consistent with past practice, or (B) liabilities under, and in accordance with the terms of, any Contracts, Licenses and Permits and other commitments set forth in the Schedules or under Contracts, Licenses and Permits and other commitments which are not required to be disclosed in the Schedules;

                           (xiv) changed or amended its certificate or articles of incorporation, bylaws, certificate of formation or limited liability company agreement;

                           (xv) (A) acquired (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (B) made a capital investment (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) in or (C) guaranteed indebtedness for borrowed money of, (1) any Person or (2) any portion of the assets of any Person that constitutes a division or operating unit of such Person;

                           (xvi) mortgaged or pledged, or otherwise made or suffered any Encumbrance (other than any Permitted Encumbrance) on, any of their material Asset or group of their Assets that are material in the aggregate;

                           (xvii) except in the ordinary course of business consistent with past practice, revalued any of their Assets, including any write-off of notes or accounts receivable (including Charged Off Accounts) or any increase in any reserve, involving in excess of $10,000 individually or $50,000 in the aggregate (such amounts to be calculated without netting any decrease);

                           (xviii)  granted any license or sublicense of any
                  material rights to any Intellectual Property;

                           (xix) amended, cancelled or suffered termination of any License or Permit that is material to any of Holding, the AAC Companies or the AAC LLCs;

                           (xx) except in the ordinary course of business consistent with past practice, canceled, waived or released any right or claim (or series of related rights or claims) involving in excess of $10,000 individually or $50,000 in the aggregate;

                           (xxi) except in the ordinary course of business consistent with past practice, written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or indebtedness involving in excess of $10,000 individually or $50,000 in the aggregate;

                           (xxii) (A) commenced any Action other than with respect to the collection of Charged Off Accounts or Consumer Credit Accounts or (B) settled any Action resulting in payments, or an obligation to make payments, by the AAC Companies in excess of $10,000 individually or $100,000 in the aggregate;

                           (xxiii)  made any material change in the policies or
                  practices relating to the acquisition or collection of Charged Off Accounts and Consumer Credit Accounts; or

                           (xxiv) entered into any Contract or commitment to do any of the forgoing.

         3.11 NO UNDISCLOSED LIABILITIES. The AAC Companies do not have any material liabilities, obligations or commitments of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as and to the extent set forth in the balance sheet included in the Audited Financial Statements or the Interim Financial Statements or specifically disclosed as such in the notes thereto, (ii) contractual or other obligations of performance (other than obligations arising by reason of a default in performance) not required to be recorded or disclosed in the balance sheet in the Audited Financial Statements or in the notes thereto under GAAP consistently applied, (iii) liabilities and obligations (other than liabilities and obligations arising by reason of any breach of contract, breach of warranty, tort, infringement or violation of Law) incurred in the usual and ordinary course of business consistent with past practice since December 31, 2001, (iv) liabilities and obligations disclosed in the Schedules hereto, (v) liabilities and obligations which would have been disclosed in the Schedule with respect to the representation or warranty in another Section of this Article III, but which were not disclosed because the specific dollar thresholds set forth in such representation and warranty did not require disclosure and (vi) liabilities and obligations which are not a breach of the representations and warranties in the other Sections of this Article

III because of "knowledge" or "materiality" qualifications set forth therein, but would have constituted a breach of such representations and warranties if the "knowledge" or "materiality" qualifications were not contained therein.

         3.12 LITIGATION. Except as set forth in Schedule 3.12, there is no outstanding Decree by any court or Governmental Authority or any Action (other than Actions brought by an AAC Company against a debtor to collect a Charged Off Account or Consumer Credit Account in which the debtor has not made a counterclaim individually in an amount not exceeding $10,000) against Holding or an AAC Company) pending or, to the Knowledge of the AAC Companies, (i) threatened against or affecting (A) Holding, the AAC Companies, the AAC LLCs, the Business, their operations or their Assets involving amounts not covered by insurance in excess of $50,000 or seeking non-monetary relief, (B) any director, officer or shareholder of the AAC Companies in their capacity as such or (C) any Employee Plan of the AAC Companies, (ii) relating to the transactions contemplated hereby, (iii) that involve allegations of criminal liability or
(iv) in which any of the AAC Companies is a plaintiff (including any derivative suits brought by or on behalf of the AAC Companies). The AAC Companies are not in default with respect to any Action required to be listed in Schedule 3.12 and there are no unsatisfied judgments or awards against the AAC Companies or the Business or their Assets. To the Knowledge of the AAC Companies, none of the Actions listed in Schedule 3.12, if adversely determined, would have a Material Adverse Effect on the AAC Companies, individually or in the aggregate. There is no Action by any of Holding or the AAC Companies currently pending or which any of Holding or the AAC Companies intends to initiate.

         3.13 REAL PROPERTY.

                  (a) Owned Real Property. None of Holding or any of the AAC Companies has ever owned any Real Property.

                  (b) Leased Real Property.

                           (i)      Holding does not lease any real property.
                  Schedule 3.13(b) sets forth all leases ("Real Property Leases") pursuant to which Facilities are leased by the AAC Companies (as lessee), true and correct copies of which have been delivered to Investors. Such Real Property Leases constitute all leases, subleases or other occupancy agreements pursuant to which the AAC Companies occupy or use such Facilities. The AAC Companies have a good and valid leasehold interest in all leased property described in such Real Property Leases (the "Leased Real Property"), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor. With respect to each such parcel of Leased Real Property (A) to the Knowledge of the AAC Companies, there are no pending or threatened condemnation proceedings or Actions relating to such Leased Real Property,
                  (B) neither the AAC Companies nor, to the Knowledge of the AAC Companies, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any Person (other than the AAC Companies) the right to use or occupy such Leased Real Property or any portion thereof or interest therein (C) none of Holding or the AAC Companies has received written notice of any pending or, to the Knowledge of the AAC Companies, threatened special assessment relating to such Leased Real Property and (D) the AAC Companies enjoy peaceful and undisturbed possession of the Leased Real Property.

                           (ii) With respect to each such Real Property Lease listed in Schedule 3.13(b), (A) there is no material default under any such Real Property Lease by the AAC Companies or, to the Knowledge of the AAC Companies, by any other party thereto, (B), except as set forth in Schedule 3.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause a material default under any such Real Property Lease, (C) each such Real Property Lease is a valid and binding obligation of the AAC Companies, is in full force and effect with respect to the AAC Companies and is enforceable against the AAC Companies in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (D) no action has been taken by Holding or the AAC Companies and, to the Knowledge of the AAC Companies no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the AAC Companies, without the consent of the AAC Companies, under any such Real Property Lease that is material to the AAC Companies, (E) to the Knowledge of the AAC Companies, no party has repudiated in writing any material term thereof or threatened in writing to terminate, cancel or not renew any such Real Property Lease that is material to the AAC Companies and (F), except as set forth in Schedule 3.13(b), the AAC Companies have not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

                  (c) Compliance, Utilities and Other Matters. With respect to the Leased Real Property, to the Knowledge of the AAC Companies,:

                           (i) no Facility thereon is in violation of applicable zoning Laws;

                           (ii) all Facilities thereon have received all approvals of Governmental Authorities (including Licenses and Permits) required in connection with the AAC Companies' current use thereof and have been operated and maintained in compliance in all material respects with applicable laws, rules and regulations; and

                           (iii) all Facilities thereon are supplied with utilities and other services necessary for the present operation of such Facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer.

         3.14 PERSONAL PROPERTY.

                  (a) Owned Personal Property. Except as set forth in Schedule 3.14(a), the AAC Companies own all such personal property owned by them, free and clear of any and all Encumbrances other than Permitted Encumbrances. With respect to each such item of personal property (i) there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the AAC Companies) who are in possession of or who are using any such item of personal property;

                  (b) Leased Personal Property.

                           (i) Except as set forth in Schedule 3.14(b), the AAC Companies have a good and valid leasehold interest in all of such Equipment and other tangible personal property leased by them from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor.
                  Schedule 3.14(b) sets forth all Leases for personal property ("Personal Property Leases") involving annual payments in excess of $10,000, true and correct copies of which have been delivered to Investors.

                           (ii) With respect to each such Personal Property Lease listed in Schedule 3.14(b), (A) there is no material default under any such Personal Property Lease by the AAC Companies or, to the Knowledge of the AAC Companies, by any other party thereto, (B), except as set forth in Schedule 3.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause a material default under any such Personal Property Lease, (C) such Personal Property Lease is a valid and binding obligation of the AAC Companies, is in full force and effect with respect to the AAC Companies and is enforceable against the AAC Companies in accordance with its terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (2) general principles of equity, whether considered in a proceeding at law or in equity, (D) no action has been taken by the AAC Companies and, to the Knowledge of the AAC Companies no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the AAC Companies, without the consent of the AAC Companies, under any such Personal Property Lease that is material to the AAC Companies,
                  (E) to the Knowledge of the AAC Companies, no party has repudiated in writing any term thereof or threatened in writing to terminate, cancel or not renew any such Personal Property Lease that is material to the AAC Companies and (F) except as set forth in Schedule 3.14(b), the AAC Companies have not assigned, transferred, conveyed, mortgaged or encumbered any interest therein or in any leased property subject thereto (or any portion thereof).

                  (c) Maintenance. The Equipment has been maintained in good repair in accordance with the usual practices in the United States of businesses similar to the Business, are in good operating condition and repair, ordinary wear and tear excepted, and are useable in the ordinary course of the Business as it is presently being conducted.

         3.15 CHARGED OFF ACCOUNTS; ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

                  (a) The AAC Companies have good and marketable title free of any Encumbrances (other than claims of the obligor thereunder) to all of the Charged Off Accounts and Consumer Credit Accounts reflected in the Financial Statements and those acquired by the AAC Companies subsequent to December 31, 2001 (and not collected prior to Closing). Such Charged Off Accounts and Consumer Credit Accounts were acquired by the AAC Companies from third parties in the ordinary course of business consistent with past practice. To the Knowledge of the AAC Companies none the representations and warranties, if any, in the agreements pursuant to which the AAC Companies acquired such Charged Off Accounts or Consumer Credit Accounts has been breached in any material respect.

                  (b) The information set forth in the Bulk Purchases Report as of August 31, 2002, set forth in Schedule 3.15(b) is true and correct in all material respects.

                  (c) Except as set forth in Schedule 3.15(c), the accounts receivable (other than Charged Off Accounts or Consumer Credit Accounts) reflected in the Financial Statements and those acquired by the AAC Companies subsequent to December 31, 2001 (and not collected prior to Closing), have or will have arisen in the ordinary course of business and will, except as set forth in Schedule 3.15(c) have been collected or are collectible in amounts not less than the aggregate amount thereof (net of reserves for uncollectible accounts) carried on the books of the Company. Except as set forth in Schedule 3.15(c), to the Knowledge of the AAC Companies, there are no accounts receivable related to any of the AAC Companies with a value in excess of $25,000 that is being contested or disputed by the obligor thereon. Except as set forth in
Schedule 3.15(c), the accounts receivable are not subject to any Encumbrance.

                  (d) The accounts payable reflected in the Financial Statements and those arising after December 31, 2001, (i) have or will have arisen in the ordinary course of business, (ii) are

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

the only accounts payable of the AAC Company, (iii) are not being disputed and
(iv) will have been paid or will be paid in accordance with their terms, except for any accounts payable in dispute. There are no disputes with respect to the accounts payable reflected in the Financial Statements and those arising after December 31, 2001, involving in excess of $10,000 individually or $50,000 in the aggregate.

         3.16 SUFFICIENCY OF ASSETS; NO CONFLICTING OPERATIONS. Except for the rights of Holding set forth in items 2-4 on Schedule 3.1(e), the sole Assets of Holding are the shares of capital stock held by it in the Q-Subs and the subscription receivable from Mark A. Redman. The Contributed Assets constitute all of the properties and assets used or held for use in connection with, necessary for, or material or otherwise relating to the Business. The Assets used in the Business that are owned by any Person other than the AAC Companies are leased or licensed to the AAC Companies under valid, current leases or license arrangements that will, subject to obtaining the consents required to be obtained as set forth in Schedule 3.4, remain in full force and effect following consummation of the transactions contemplated hereby. The Contributed Assets and the leased Assets are in all material respects suitable and adequate for the purposes for which such Assets are currently used. There are no facts or conditions affecting the Contributed Assets or the leased Assets that, individually or in the aggregate, are reasonably likely to interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use, occupancy or operation. Except as set forth in Schedule 3.16, no Shareholder or any Affiliate of any of them, holds any interest in any Person (other than Holding, the AAC Companies and Lee Acceptance) that is engaged, or proposes to engage, in a business activity that is of the nature of the activities that comprise all or part of the Business, whether or not directly competing with the Business.

         3.17 BOOKS AND RECORDS. Holding and the AAC Companies have made and kept Books and Records and accounts which, in reasonable detail, accurately and fairly reflect the activities of Holding and the AAC Companies in all material respects.

         3.18 INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

                  (a) Schedule 3.18 sets forth a complete and correct list of all trade names, trademarks, service marks, domain names, patents, patent rights and registered copyrights used, necessary or held by the AAC Companies in connection with the Business. The AAC Companies have delivered to Investors true, correct and complete copies of each registration, application or other material document relating to the Intellectual Property set forth in Schedule
3.18. The AAC Companies own, or possess adequate and enforceable licenses or other rights to use, all Intellectual Property used in the Business as it is currently conducted, and such ownership and licenses will not cease to be valid and in full force and effect in any material respect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. There is no Action pending or, to the Knowledge of the AAC Companies, threatened, against the AAC Companies asserting that the AAC Companies' use of any Intellectual Property infringes the rights of any third party or otherwise contesting their rights with respect to any Intellectual Property and no third party has given written notice to the AAC Companies that such third party is claiming ownership of or right to use any Intellectual Property, and, to the Knowledge of the AAC Companies no third party is infringing upon the rights of the AAC Companies in the Intellectual Property in a manner which would have a Material Adverse Effect on the AAC Companies.

                  (b) The AAC Companies own, or possess adequate and enforceable licenses or other rights to use, the computer software for their systems and such ownership and licenses will not cease to be valid and in full force and effect in any material respect by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         3.19 MATERIAL CONTRACTS.

                  (a) Schedule 3.19 sets forth a complete and accurate list of all Contracts in the following categories (each, a "Material Contract") as of the date hereof (except to the extent that any such category specifies a different date, in which case such corresponding list is made as of such specified date):

                           (i)      each Contract (or group of related
                  Contracts) concerning a partnership or joint venture with, or any other investment in (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise), any other Person;

                           (ii)     each Contract (or group of related
                  Contracts) (A) under which the AAC Companies have created, incurred, assumed or guaranteed (or agreed to create, incur, assume or guarantee) indebtedness for borrowed money, (B) constituting a Capital Lease, (C) under which the AAC Companies have granted (or agreed to grant) a security interest or lien on any of their Assets or (D) under which the AAC Companies have incurred any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments, other than sheriff's bonds and similar obligations entered into in the ordinary course of business consistent with past practice;

                           (iii)    each Contract (or group of related
                  Contracts) concerning confidentiality;

                           (iv)     each Contract (or group of related
                  Contracts) with any Key Personnel, any Affiliate of the AAC Companies or, to the Knowledge of the AAC Companies, any member of any such person's immediate family, including (A) Contracts to employ or terminate such officers or sales representatives and other Contracts with present or former shareholders, directors or officers or other Key Personnel of the AAC Companies or (B) Contracts that will result in the payment by, or the creation of any commitment or obligation (absolute or contingent) of the AAC Companies to pay, any severance, termination, "golden parachute" or other similar payments to any present or former Key Personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated hereby;

                           (v)      each Contract (or group of related
                  Contracts), including open purchase orders or groups of related open purchase orders, for the purchase of Charged Off Accounts;

                           (vi)     each Contract (or group of related
                  Contracts) providing for payments in excess of $25,000 annually, except for such Contracts that are cancelable on not more than 30 days' notice by the AAC Companies without substantial penalty or substantial increased cost;

                           (vii) each distribution, franchise, license, commission, consulting, agency or advertising Contract related to the Assets of the AAC Companies or the Business which requires annual payments in excess of $25,000, except for such Contracts that are cancelable on not more than 30 days' notice by the AAC Companies without substantial penalty or substantial increased cost;

                           (viii)   each Contract (or group of related
                  Contracts) containing covenants restraining or limiting the freedom of Holding or the AAC Companies or any officer, director, shareholder or Affiliate thereof to engage in any line of business or compete with any Person including by restraining or limiting the right to solicit customers;

                           (ix) each option with respect to any real property or any personal property, whether the AAC Companies are the grantor or grantee thereunder;

                           (x)      each Contract (or group of related
                  Contracts) with the United States, state or local government or any agency or department thereof; and

                           (xi) each other Contract (or group of related Contracts) not entered into in the ordinary course of business, consistent with past practice.

The AAC Companies have delivered to Investors a true and correct copy of each written Contract listed in Schedule 3.19 (other than those contemplated by clause (v) above which, except as set forth in Schedule 3.19, have been made available to Investors) and have included as part of Schedule 3.19 a brief summary of the material terms of each material oral Contract.

                  (b) With respect to each Material Contract set forth or described in Schedule 3.19, (i) there is no material default under any such Material Contract by the AAC Companies or, to the Knowledge of the AAC Companies, by any other party to any such Contract, (ii) such Contract is a valid and binding obligation of the AAC Companies, is in full force and effect with respect to the AAC Companies and is enforceable against the AAC Companies in accordance with its terms, except as the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (B) general principles of equity, whether considered in a proceeding at law or in equity; (iii) no action has been taken by the AAC Companies and, to the Knowledge of the AAC Companies, no event has occurred which, with notice or lapse of time or both, would permit termination, modification or acceleration by a party thereto other than the AAC Companies under any such Contract; and (iv) to the Knowledge of the AAC Companies, no party has repudiated any term thereof or threatened to terminate, cancel or not renew any such Contract.

         3.20 INSURANCE. Schedule 3.20 contains a complete and accurate list of all policies or binders for business interruption, fire, liability, title, worker's compensation, product liability, errors and omissions and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration date, annual premium and a general description of the coverage provided) maintained by the AAC Companies. Such insurance provides, and during its term has provided, coverage (i) reasonably adequate for the Assets, Business and operations of the AAC Companies, and the risks insured against in connection therewith consistent with similarly situated businesses and (ii) as may be or may have been required by law and by any and all Material Contracts to which the AAC Companies are or have been a party. None of the AAC Companies are in material default under any of such policies or binders, and they have not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion. Since January 1, 1999, no insurer has refused, denied or disputed coverage of any material claim made thereunder. No insurer has advised the AAC Companies that it intends to reduce coverage or increase any premium in any material respect or fail to renew any existing policy or binder. All such policies and binders are in full force and effect on the date hereof. Schedule 3.20 describes any self-insurance arrangements affecting the AAC Companies.

         3.21 LABOR MATTERS.

                  (a) Schedule 3.21(a) includes a complete list and description of all employment contracts and all material written personnel policies, employment practices, supervisors' manuals, commission, and any other arrangements applicable to any employee or former employee or any beneficiary or dependent thereof, whether or not written, whether or not deemed terminable at will or legally enforceable, and whether covering one or more Persons, entered into, issued, adopted, or followed by the AAC Companies, other than an arrangement listed in Schedule 3.22 as an Employee Plan. For purposes of this
Section 3.21, the terms "employee" or "employees" shall be considered to include individuals rendering personal services to the AAC Companies as independent contractors.

                  (b) Schedule 3.21(b) identifies and describes all material grievances or complaints, written or oral, filed or submitted since January 1, 1999, by any employee or applicant for employment against the AAC Companies or their employees whether pursuant to a collective bargaining agreement, a formal or informal grievance procedure afforded employees, or otherwise, including without limitation, any claims of sexual, racial or other harassment, discriminatory treatment, breach of collective bargaining agreement, breach of contract, or violation of policy.

                  (c) Schedule 3.21(c) identifies and describes all unfair labor practice charges, union organizing efforts, union certifications, bargaining unit definitions, demands for recognition or collective bargaining, strikes or work stoppages, union election results, National Labor Relations Board proceedings or related court cases relating to or affecting any employees of the AAC Companies since January 1, 1999.

                  (d) Schedule 3.21(d) identifies and describes all affirmative action plans, audits, results, conciliation agreements, Office of Federal Contract Compliance charges or proceedings, Equal Employment Opportunity Commission employment charges or proceedings, state or local unfair employment practice charges or proceedings, or any written or unwritten claims or suspected claims of discrimination, unequal pay, or retaliation relating to any current or former employee or applicant for employment of the AAC Companies since January 1, 1999.

                  (e) Schedule 3.21(e) identifies and describes all state or federal wage and hour, wage payment, or other wage related investigations, claims, or proceedings, any other local, state or federal investigations, claims, or proceedings related to any current or former practice, current or former employee, or applicant for employment of the AAC Companies since January 1, 1999.

                  (f) Schedule 3.21(f) identifies and describes all Actions not otherwise expressly identified and described in other schedules under this
Section 3.21 which relate to current or former employment practices, current or former employees, or applicants for employment of the AAC Companies, including claims relating to the Family and Medical Leave Act ("FMLA"), immigration law compliance, the Worker Adjustment and Retraining Notification Act ("WARN"), wrongful discharge, tortious interference, intentional infliction of emotional distress, or any other claim raised by or on behalf of a current or former employee or applicant for employment since January 1, 1999.

                  (g) Schedule 3.21(g) identifies and describes all Occupational Safety and Health Act ("OSHA") or state occupational safety and health citations, charges, lawsuits, inspections, investigations, claims, and proceedings, all current, former, or suspected claims for unsafe or unhealthy working conditions, including claims for exposure to asbestos, carcinogenic substances, or other workplace risks since January 1, 1999.

                  (h) All policies and practices of the AAC Companies are in all material respects in compliance with, and have been administered in compliance with, all applicable requirements of Law, including but not limited to federal, state, or local Laws relating to employment, including Laws relating to wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, duties to prevent, disclose, warn or remedy unhealthy or unsafe workplace conditions, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, ERISA, COBRA, FMLA, WARN or OSHA, workers compensation statutes, and other federal, state or local regulations, rules, statutes, or ordinances relating to employees or employment.

                  (i) Schedule 3.21(i) sets forth a true and complete list of all employees to whom the AAC Companies are paying compensation, disability, workman's compensation and/or pension benefits, and sets forth the current annual rate of compensation for each such employee together with bonuses and incentives.

         3.22 EMPLOYEE PLANS.

                  (a) Schedule 3.22 contains a complete list of Employee Plans. True and complete copies of each of the following documents have been delivered to Investors: (i) each Employee Plan (and, if applicable, related trust agreements) and all amendments thereto, all summary plan descriptions, summaries of material modifications (as defined in ERISA), annuity contracts or other funding instruments, the number of and a general description of the level of employees covered by each Benefit Arrangement and a complete description of any Employee Plan which is not in writing, (ii) the most recent determination letter issued by the Internal Revenue Service and any opinion letter issued by the Department of Labor with respect to each Pension Plan and each voluntary employees' beneficiary association as defined under Section 501(c)(9) of the Internal Revenue Code which covers or has covered employees of Holding or the AAC Companies, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Pension Plan or Welfare Plan which covers or has covered employees of Holding or the AAC Companies and (iv) a description setting forth the amount of any liability of Holding or the AAC Companies as of the Closing Date for payments more than thirty (30) calendar days past due with respect to each Welfare Plan which covers or has covered employees or former employees of Holding or the AAC Companies.

                  (b)

                           (i)      Pension Plans.

                                    (A) No Employee Plan is a Pension Plan
                           subject to Title IV or Section 302 of ERISA or
                           Section 412 or 4971 of the Internal Revenue Code.

                                    (B) Each Pension Plan and each related trust
                           agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Holding or the AAC Companies which has been operated as a plan qualified under
                           Section 401(a) of the Internal Revenue Code (1) has received a favorable determination letter from the Internal Revenue Service relating to such Pension Plan stating that such Pension Plan and each related trust is qualified and tax-exempt under the provisions of Internal Revenue Code Sections 401(a) and 501(a) and (2) has been so qualified during the period from its adoption to the date of such determination letter. To the Knowledge of the AAC Companies, no event or condition exists or has occurred that could adversely affect such qualified and tax-exempt status.

                                    (C) Each Pension Plan and each related trust
                           agreement, annuity contract or other funding instrument which covers or has covered employees or former employees of Holding or the AAC Companies currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and in operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such plans, including ERISA and the Internal Revenue Code.

                           (ii) Multiemployer Plans. None of the Employee Plans is a Multiemployer Plan, none of Holding or the AAC Companies or any ERISA Affiliate has any liability with respect to a Multiemployer Plan, and no liability will arise or be imposed on Holding or the AAC Companies or any ERISA Affiliate under, or with respect to, any Multiemployer Plan.

                           (iii)    Welfare Plans.

                                    (A) Each Welfare Plan which covers or has
                           covered, employees or former employees of Holding or the AAC Companies currently complies in all material respects and has been maintained in compliance in all material respects with its terms and, both as to form and operation, with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Welfare Plan, including ERISA and the Internal Revenue Code.

                                    (B) Except as required by Section 4980B of
                           the Internal Revenue Code or Part 6 of Title 1, Subtitle B of ERISA, or as set forth in Schedule 3.22, none of Holding or the AAC Companies, any ERISA Affiliate or any Welfare Plan has any present or future obligation to make any payment to, or with respect to any present or former employee of Holding or the AAC Companies or any ERISA Affiliate pursuant to, any retiree medical benefit plan, or other retiree Welfare Plan, and, to the Knowledge of the AAC Companies, no condition exists which would prevent the AAC Companies or an ERISA Affiliate from amending or terminating any such benefit plan or such Welfare Plan.

                                    (C) Each Welfare Plan which covers or has
                           covered employees or former employees of Holding or the AAC Companies and which is a "group health plan," as defined in Section 607(1) of ERISA, presently complies in all material respects with and has been operated in compliance in all material respects with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Internal Revenue Code at all times.

                                    (D) None of Holding or the AAC Companies or
                           any ERISA Affiliate has maintained, contributed to or had any obligation to maintain or contribute to any Welfare Plan that is a Multiemployer Plan.

                                    (E) Each Welfare Plan presently complies in
                           all material respects with and has been operated in compliance in all material respects with the group health plan requirements of Section 701 et seq. of ERISA, Section 4980D of the Internal Revenue Code, and Section 9801 et seq. of the Internal Revenue Code.

                           (iv)     Benefit Arrangements. Each Benefit
                  Arrangement presently complies and has been maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement, including the Internal Revenue Code. Except as provided by Law, or in any employment agreement set forth in
                  Schedule 3.22(b)(iv), the employment of all persons presently employed or retained by Holding or the AAC Companies is terminable at will.

                           (v) Unrelated Business Taxable Income. No Employee Plan (or trust or other funding vehicle pursuant thereto) has incurred any liability under Section 511 of the Internal Revenue Code.

                           (vi) Deductibility of Payments. There is no contract, agreement, plan or arrangement covering any employee or former employee of Holding or the AAC Companies that, individually or collectively, requires the payment by Holding or the AAC Companies of any amount (i) that is not deductible under Section 162(a)(1) or 404 of the Internal Revenue Code or
                  (ii) that is, or which as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby could be, an "excess parachute payment" pursuant to Section 280G of the Internal Revenue Code.

                           (vii)    Fiduciary Duties and Prohibited
                  Transactions. None of Holding or the AAC Companies or any plan fiduciary of any Welfare Plan or Pension Plan which covers has covered, employees or former employees of Holding or the AAC Companies has engaged in, or has any liability in respect of, any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Internal Revenue Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Internal Revenue Code, or has otherwise violated the provisions of Part 4 of Title I,

                  Subtitle B of ERISA so as to create any liability of Holding or the AAC Companies or any Employee Plan. None of Holding or the AAC Companies has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan, and none of them has been assessed any civil penalty under Section 502(l) of ERISA.

                           (viii) Litigation. There is no Action or Decree outstanding or, to the Knowledge of the AAC Companies, any governmental audit or investigation, relating to or seeking benefits under any Employee Plan (including any Action, order, writ, injunction, judgment or decree relating to any fiduciary of such plans with respect to their duties to the plans) that is pending or, to the Knowledge of the AAC Companies, threatened against Holding or the AAC Companies, any fiduciary of any Employee Plan, any ERISA Affiliate or any Employee Plan.

                           (ix)     No Amendments. Except as described in
                  Schedule 3.22(b)(ix), none of Holding or the AAC Companies or any ERISA Affiliate has announced to employees, former employees or directors an intention to create, or otherwise created, a legally binding commitment to adopt any additional Employee Plan which is intended to cover employees or former employees of Holding or the AAC Companies or to amend or modify any existing Employee Plan which covers or has covered employees or former employees of Holding or the AAC Companies.

                           (x) Insurance Contracts. None of Holding or the AAC Companies or any Employee Plan holds as an asset of any Employee Plan any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

                           (xi) No Acceleration or Creation of Rights. Except as set forth in Schedule 3.22(b)(xi), neither the execution and delivery of this Agreement by Holding and the AAC Companies nor the consummation of the transactions contemplated hereby will result in the acceleration or creation of any rights of any person to benefits under any Employee Plan (including the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement).

                           (xii) Severance Agreements. No Shareholder is a party to any severance or similar arrangement in respect of any of the Key Personnel that will result in any obligation (absolute or contingent) of Holding or the

                  AAC Companies or the Company after the Closing to make any payment to any of such Personnel following the consummation of the transactions contemplated by this Agreement or termination of employment, whether before or after the Closing.

                  (c) There does not now exist, nor, to the Knowledge of the AAC Companies, do any circumstances exist that could result in, any Controlled Group Liability that would be a liability of the Company following the Closing Date. Without limiting the generality of the foregoing, none of Holding or the AAC Companies, nor any of their ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

         3.23 TAX MATTERS.

                  (a) Filing of Tax Returns. Holding and the AAC Companies have timely filed with the appropriate taxing authorities all Tax Returns (including information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such Tax Return required to be filed on or prior to the Closing Date. All such Tax Returns are complete and accurate in all material respects. None of Holding or the AAC Companies currently has outstanding any request for any extension of time within which to file Tax Returns in respect of any Taxes. The AAC Companies have delivered to Investors complete and accurate copies of the federal, state and local income Tax Returns (and examination reports and statements of deficiency) for the years 1999, 2000 and 2001. No claim has ever been made by a Taxing Authority in a jurisdiction where Holding or an AAC Company does not file Tax Returns that the nonfiling entity is or may be subject to taxation by that jurisdiction.

                  (b) S-Corporation. Each of Holding and CCC is and has at all times been an "S corporation" (within the meaning of Section 1361(a) of the Internal Revenue Code) for each taxable year (or portion thereof) since the date of its incorporation, and no action has been or will be taken to terminate and no condition exists which could result in the termination of such election prior to the Closing. Each of the Q-Subs is and at all times has been a "qualified subchapter S subsidiary" (within the meaning of Section 1361(b) of the Internal Revenue Code) of Holding for each taxable year (or portion thereof) since the date it became a subsidiary of Holding, and no action has been or will be taken to terminate, and no condition exists which could result in termination of, such status prior to the Closing.

                  (c) Payment of Taxes. All Taxes for which Holding or the AAC Companies are or may be liable in respect of periods (or portions thereof) ending on or before the Closing Date, have been either (i) timely paid, (ii) reserved adequately in accordance with GAAP in the Interim Financial Statements, or (iii), with respect to Taxes accruing after the date of the Interim Financial Statements, adequately provided for in the books and records of Holding and the AAC Companies.

                  (d) Audits, Investigations or Claims. No substantial deficiencies for Taxes have been claimed, proposed or assessed in writing by any Taxing Authority against any of Holding or the AAC Companies which have not been paid or reserved in the Financial Statements. There are no pending or, to the Knowledge of the AAC Companies, threatened audits, investigations or

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claims for or relating to any liability in respect of Taxes that in the reasonable judgment of the AAC Companies are likely to result in an additional amount of Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes that in the reasonable judgment of the AAC Companies is likely to result in an additional liability for Taxes to Holding or the AAC Companies. Audits of federal, state, and local returns for income Taxes by the relevant taxing or other governmental authorities have been completed for the periods set forth in Schedule 3.23. No income Tax Return is currently the subject of audit and none of Holding or the AAC Companies has been notified in writing that any Taxing Authority intends to audit a Return for Taxes for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to Holding or the AAC Companies. No power of attorney has been executed by Holding or the AAC Companies with respect to any matters relating to Taxes which is currently in force.

                  (e) Encumbrances. There are no Encumbrances for Taxes (other than current taxes not yet due and payable) on the Assets of Holding or the AAC Companies.

                  (f) Safe Harbor Lease Property. None of the Assets of Holding or the AAC Companies is property that (i) is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code, (ii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Internal Revenue Code or (iii) is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code.

                  (g) Tax Election. All material elections with respect to Taxes affecting Holding or the AAC Companies as of the date hereof are set forth in
Schedule 3.23. None of Holding or the AAC Companies has consented at any time to have the provisions of Section 341(f)(2) of the Internal Revenue Code (or similar provisions under state or local law) apply to any disposition of the Assets. None of Holding or the AAC Companies has agreed to make, or is required to make, any adjustment under Section 481(a) of the Internal Revenue Code (or similar provisions under state or local law) by reason of a change in accounting method or otherwise.

                  (h) Withholding. Holding and the AAC Companies have paid over all Taxes required to have been withheld and paid to any Governmental Authority in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

                  (i) Combined Returns. Except for Holding, CCC, Lee Acceptance and the AAC Companies, none of Holding or the AAC Companies has been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. None of Holding or the AAC Companies has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (j) Tax Sharing Agreements. There are no tax sharing agreements or similar arrangements (whether written or unwritten) with respect to or involving any of Holding or the

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

AAC Companies pursuant to which any of Holding or the AAC Companies may be liable for Taxes of another Person.

                  (k) Section 280G. None of Holding or the AAC Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code.

                  (l) Section 6662. Each of Holding and the AAC Companies has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code.

         3.24 TRANSACTIONS WITH CERTAIN PERSONS. Except as disclosed in Schedule 3.24, (i) no officer, director or shareholder of Holding or the AAC Companies, or any member of any such Person's immediate family is currently, or since January 1, 1999 has been, a party to any transaction or arrangement with Holding or the AAC Companies and (ii) no employee or any member of any such Person's immediate family, is currently, or since January 1, 1999 has been, a party to any material transaction or arrangement with Holding or the AAC Companies, including any Contract or Lease (A) providing for the furnishing of services by,
(B) providing for the rental of real or personal property from, or (C) otherwise requiring payments to (other than (1) dividends or distributions to any shareholder of Holding in his or her capacity as such or (2) compensation for services as officers, directors or employees of Holding or the AAC Companies), any such Person or any corporation, partnership, trust or other entity in which any such Person has an interest as an officer, director, trustee or partner, or as the holder of more than 10% of such entity's equity securities. The only Contracts, Leases, transactions, arrangements or other items listed in Schedule
3.24 with respect to which the Company will have any ongoing obligations or duties are those items which are explicitly identified in Schedule 3.24 as having such ongoing obligations or duties.

         3.25 SUPPLIERS OF CHARGED OFF ACCOUNTS. Schedule 3.25 sets forth for each of the fiscal years 1999, 2000 and 2001, and the current fiscal year the name and address of each of the ten largest suppliers of Charged Off Accounts to the AAC Companies based on the aggregate value of receivables purchased by the AAC Companies during each such period, and the amount the AAC Companies paid such suppliers during each such period.

         3.26 BANKING RELATIONSHIPS. Schedule 3.26 sets forth a complete and accurate list of all accounts, including checking accounts, cash contribution accounts, safe deposit boxes, borrowing arrangements and certificates of deposit that Holding or the AAC Companies have with any banks, savings and loan associations or other financial institutions, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of Holding or the AAC Companies in respect of any of the foregoing. No other Person holds any power of attorney or similar authority from the AAC Companies with respect to any such accounts.

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

         3.27 NO OTHER AGREEMENTS TO SELL THE ASSETS OR EQUITY INTERESTS IN HOLDING OR THE AAC COMPANIES. Other than this Agreement, none of the Shareholders, Holding or the AAC Companies has any legal obligation, absolute or contingent, to any other Person to (i) sell or effect a sale of all or substantially all of the Assets of the AAC Companies, (ii) sell or effect a sale of all or substantially all of the capital stock of Holding or the AAC Companies, (iii) effect any merger, consolidation or other reorganization of Holding or the AAC Companies or (iv) enter into any Contract or cause the entering into a Contract with respect to any of the foregoing.

         3.28 PROHIBITED PAYMENTS. None of Holding or the AAC Companies has, directly or indirectly, (i) made or agreed to make any contribution, payment or gift to any government official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under the Laws of any federal, state, local or foreign jurisdiction, (ii) knowingly established or maintained any unrecorded fund or asset for any purpose or made any false entries on the Books and Records for any reason, (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office which was illegal under the Laws of any federal, state, local or foreign jurisdiction, or (iv) paid or delivered any fee, commission or any other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which in any manner relates to the Assets of Holding or the AAC Companies, Business or operations of Holding and the AAC Companies, which the AAC Companies know or have reason to believe to have been illegal under any federal, state or local Laws (or any rules or regulations thereunder) of the United States or any other country having jurisdiction.

         3.29 BROKERS. Other than The Geneva Companies, no broker, finder or investment banker is entitled to any fee or commission for services rendered on behalf of Holding or the AAC Companies or the Shareholders in connection with the transactions contemplated by this agreement. The AAC Companies have delivered to Investors a true and complete copy of the agreement with The Geneva Companies.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

         As an inducement to Holding, CCC and the Shareholders to enter into this Agreement, Investors hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to Holding, CCC and the Shareholders:

         4.1 ORGANIZATION; QUALIFICATION. Investors is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted.

         4.2 AUTHORITY; BINDING OBLIGATIONS. Investors has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a

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

party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by Investors of this Agreement and the Ancillary Agreements to which it is a party and the consummation by it of the transactions contemplated hereby have been duly authorized by the board of directors of Investors and no other proceedings on the part of Investors are necessary with respect thereto. This Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by Investors and, assuming that Holding, the AAC Companies and the Shareholders have duly authorized, executed and delivered this Agreement and the Ancillary Agreements, this Agreement constitutes, and the Ancillary Agreements will constitute, valid and binding obligations of Investors, enforceable against Investors in accordance with its terms.

         4.3 CONSENTS AND APPROVALS. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority is required to be made or obtained by Investors in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. There is no requirement that any party to any material Contract to which Investors is a party or by which it is bound, consent to the execution and delivery of this Agreement or the Ancillary Agreements by Investors or the consummation of the transactions contemplated hereby or thereby, except for such consents the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect on Investors.

         4.4 NON-CONTRAVENTION. The execution, delivery and performance by Investors of this Agreement does not, and the consummation by Investors of the transactions contemplated hereby will not (i) violate or result in a breach of any provision of the Articles of Incorporation or bylaws of Investors, (ii) result in a breach of or result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Investors is a party or by which Investors is bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Investors excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that become applicable as a result of (1) the business or activities in which Holding and the AAC Companies or any of their Affiliates is engaged, or
(2) any acts or omissions by, or facts pertaining to, Holding and the AAC Companies or any of their Affiliates.

         4.5 LITIGATION. There is no Action pending or, to the Knowledge of Investors, threatened (i) against Investors or any of its Affiliates with respect to which there is a reasonable likelihood of a determination which would have a material adverse effect on the ability of Investors to consummate the transactions contemplated hereby or (ii) which seeks to enjoin or prevent, or questions the validity or legality of, the consummation of the transactions contemplated hereby.

         4.6 BROKERS. No broker, finder or investment banker is entitled to any fee or commission from Investors for services rendered on behalf of Investors in connection with transactions contemplated by this Agreement.

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

                                   ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 CONDUCT OF BUSINESS. From the date hereof and until the Closing, the Shareholders will cause the AAC Companies (i) to conduct the Business only in the ordinary and usual course and in a manner consistent with past practices,
(ii) maintain in good repair, at their expense, all of its material structures and Equipment consistent with past practices, (iii) make capital expenditures and Charged Off Accounts purchases at a pace reasonably consistent with achieving the 2002 Budgeted Collections and EBITDA through the Closing Date,
(iv) pay accounts payable and other obligations in the ordinary course of business consistent with past practice, (v) use commercially reasonable efforts to preserve intact the present business organization and operations of the Business, keep available the services of its officers, employees, representatives, agents and consultants, and (vi) keep in full force and effect its insurance policies. The Shareholders shall cause Holding's and the AAC Companies' management to meet with Investors and its representatives on a regular and reasonably frequent basis to discuss the general status of the ongoing operations of the Business and any issues relating to the conduct thereof. The AAC Companies shall give prompt notice to Investors of (i) any emergency or material change in the normal conduct of its business or operations, (ii) the threat or initiation of any material Action against the AAC Companies, (iii) the initiation of any material investigation of Holding or the AAC Companies' business by any Person, whether private or governmental, (iv) the failure of Holding, the AAC Company or the Shareholders to comply with or satisfy any covenant, agreement or condition to be complied with or satisfied by them hereunder, and (v) any budget revisions approved by the management of Holding and the AAC Companies, and will keep Investors fully informed of developments with respect to such events and afford Investors' representatives reasonable access to all materials in their possession reasonably relating thereto, as more fully described in Section 5.4.

         5.2 FORBEARANCES. Except as contemplated by this Agreement or as set forth in Schedule 5.2, the Shareholders shall cause Holding and the AAC Companies not, from the date hereof until the earlier of (i) the Closing or (ii) termination under Article XI, without the written consent of Investors, (A) to take or fail to take any action or enter into any transaction of the kind which if taken or failed to be taken after December 31, 2001, would have required disclosure in Schedule 3.10, (B) to make distributions to its respective shareholders after May 31, 2002, except (1) bonuses paid July 3, 2002 in the aggregate amount of $500,000 and (2) distributions in the amount necessary for such shareholders to pay the income Taxes on the profits of Holding and the AAC Companies allocated to them for the period from January 1, 2002 through the Closing Date; including, solely for purposes of this clause (2) amounts necessary for Holding and the AAC Companies to pay the Michigan Single Business Tax (net of tax benefits arising from the deduction of such amounts on federal, state and local income tax returns) arising from the acquisition of the Purchased Shares from Holding; provided that the distributions made pursuant to this clause (2) shall not exceed $1,500,000 in the aggregate, or (C) to engage in any practice, or take, or fail or omit to take, any action or enter into any transaction, other than in the ordinary course of business and consistent with past practices, that would reasonably be expected to (1) impair or prevent Holding, the AAC Companies or the Shareholders from consummating the transactions contemplated by this Agreement or (2) cause or result in any of the

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

representations and warranties set forth in Article III to be untrue in any material respect at any time after the date hereof through the Closing Date.

         5.3 NEGOTIATIONS WITH OTHERS; NOTIFICATION.

                  (a) No Solicitation. From the date hereof until the earlier of
(i) the Closing or (ii) termination of this Agreement under Article XI, the Shareholders shall not, and shall cause Holding and the AAC Companies, and shall instruct each of their respective representatives (including investment bankers, attorneys and accountants), not to, directly or indirectly, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond favorably to any inquiries or proposals by, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than Investors and its representatives, concerning any sale of all or any substantial portion of the Assets or the Business of, or of any shares of capital stock or other securities of, Holding or the AAC Companies, or any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving Holding or the AAC Companies (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). The Shareholders hereby represent that neither they nor Holding or the AAC Companies is presently engaged in discussions or negotiations with any party other than Investors with respect to any Proposed Acquisition Transaction. Holding, the AAC Companies and the Shareholders agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party.

                  (b) Notification. Holding, the AAC Companies and the Shareholders shall (i) within 24 hours notify Investors (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction, (ii) promptly notify Investors of the terms of any proposal which they may receive in respect of any such Proposed Acquisition Transaction, including the identity of the prospective purchaser or soliciting party, (iii) promptly provide Investors with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (iv) keep Investors informed of the status of such offer and the offeror's efforts and activities with respect thereto.

         5.4 INVESTIGATION OF BUSINESS AND PROPERTIES. From the date hereof until the earlier of (i) the Closing and (ii) termination under Article XI, the Shareholders shall cause Holding and the AAC Companies to afford Investors, any financial institution providing financing to the Company, and their respective attorneys, accountants, financial advisors and other representatives, reasonable access during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, business and operations of Holding and the AAC Companies and to inspect and make copies of Contracts, Books and Records and all other documents and information reasonably requested by Investors and related to the operations and business of Holding and the AAC Companies, including historical financial information concerning the business of Holding and the AAC Companies to meet with designated Key Personnel of Holding and the AAC Companies and/or their representatives; provided that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business; provided further, that no disclosure to Investors, its counsel, accountants or other representatives after the date hereof shall be deemed to be a reduction of, or otherwise affect, the representations and warranties of Holding, the AAC Companies and the Shareholders set forth in this Agreement. Holding, the AAC Companies and the Shareholders shall furnish to Investors promptly upon request
(i) all additional documents and information with respect to the affairs of Holding and the AAC Companies and (ii) access during regular business hours to Holding's and the AAC Companies' Key Personnel and to Holding's and the AAC Companies' accountants and counsel as Investors, or its counsel or accountants, may from time to time reasonably request and the Shareholders shall instruct Holding's and the AAC Companies' Key Personnel, accountants and counsel to cooperate with Investors, and to provide such documents and information as Investors and its representatives may reasonably request.

         5.5 CONFIDENTIALITY. The provisions of the letter agreement dated April 23, 2002, between Quad-C Management, Inc. and The Geneva Companies (the "Investors Confidentiality Letter") are hereby incorporated herein by reference. Unless and until the Closing has been consummated, Investors shall hold, and shall cause its counsel, accountants and other representatives to hold, in confidence all confidential data and information relating to Holding and the AAC Companies made available to Investors, together with all analyses, compilations, studies and other documents and records prepared by Investors or any of its representatives which contain or otherwise reflect or are generated from such information, as set forth in the Investors Confidentiality Letter. If the transactions contemplated by this Agreement are not consummated, Investors agrees to keep confidential all data and information relating to Holding and the AAC Companies or the Business, and upon written request of the Holding, to return or cause to be returned to holding all written materials and all copies that contain any such confidential data or to certify to Holding that such materials have been destroyed. Notwithstanding the foregoing, Investors may disclose this Agreement and the information and data in Investors' possession in connection therewith (i) to its lenders (and their counsel) and (ii) subject to the provisions of the Investors Confidentiality Letter, to the extent such disclosure is required by law.

         5.6 NO DISCLOSURE; PUBLIC ANNOUNCEMENTS. Prior to Closing, without the prior written consent of the other parties, (i) except to the extent required by applicable Law, neither party will, and each party will direct its directors, officers, employees, representatives and advisors not to, disclose to any other Person (except the Company's prospective lenders (and their counsel)) and except Holding's, the AAC Companies' and the Shareholders' financial advisors (including, The Geneva Companies), accountants, counsel and Persons from whom a consent is needed in connection with the consummation of the transactions contemplated hereby) the fact that discussions or negotiations are taking place concerning the transactions contemplated hereby or the existence of this Agreement or any of the terms, conditions or other facts with respect thereto and (ii) except for filings required by law, neither party will issue any press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby.

         5.7 TRANSFER TAXES; EXPENSES.

                  (a) All transfer, documentary, sales, use, registration and other such Taxes and the related fees (including any penalties, interests and additions to Tax) incurred in connection with the transactions contemplated by this Agreement shall be paid by the Company. The parties shall cooperate in timely preparing and filing all Tax Returns as may be required to comply with the provisions of such Tax Laws. Holding, the AAC Companies and the Shareholders will cooperate with the Company to minimize, to the extent permitted by law, the amount of any sales taxes, transfer taxes or similar taxes and fees imposed with respect to the transactions contemplated by this Agreement, including by utilizing any applicable sales tax exemptions for occasional sales.

                  (b) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; provided that in the event the transactions contemplated hereby are consummated, the fees and expenses of The Geneva Companies, Quad-C Management, Inc., accountants, tax advisors and counsel to the Company and Investors, accountants, tax advisors and counsel to Holding, the AAC Companies and the Shareholders and Investors' Auditors with respect to this Agreement and the transactions contemplated hereby shall be paid by the Company.

         5.8 EFFORTS TO CONSUMMATE. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section 5.8. Without limiting the generality of the foregoing, (i) the Shareholders agree to provide, and to cause Holding and the AAC Companies and their Key Personnel to provide, at the expense of the Company, all necessary cooperation with the arrangement of any financing to be consummated in respect of the transactions contemplated by this Agreement, including participation in meetings and due diligence sessions. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any consent, waiver or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by Holding, the AAC Companies or the Shareholders without the prior written approval of Investors. Notwithstanding the foregoing, nothing contained herein shall require (i) any party hereto or any of its respective Affiliates to sell, transfer, divest or otherwise dispose of any of its respective business, assets or properties in connection with this Agreement or any of the transactions contemplated hereby, (ii) the Company to enter into any agreement or other arrangement for the financing of the transactions contemplated hereby on terms that are not satisfactory to Investors, in its sole discretion or (iii) any party hereto to initiate any litigation, make any substantial payment or incur any material economic burden (including as a result of any divestiture), except for payments a party presently is contractually obligated to make, to obtain any consent, waiver, authorization, order or approval.

         5.9 ENVIRONMENTAL INVESTIGATION. Investors shall have the right to (i) conduct tests of the soil surface or subsurface waters and air quality at, in, on, beneath or about the Facilities, and to conduct such other procedures as may be recommended by an environmental consultant engaged by Investors based on its professional judgment, in a manner consistent with good engineering practice, (ii) inspect records, reports, permits, applications, monitoring results, studies, correspondence data and any other information or documents relevant to environmental conditions or environmental noncompliance and (iii) inspect all buildings and equipment at the Facilities including, without limitation, the visual inspection of the physical plants for asbestos-containing construction materials; provided that in each case, such tests and inspections shall be conducted only (A) during regular business hours and upon reasonable notice, (B) in a manner that will not materially interfere with the operation of the business of the AAC Companies and/or the use of, access to or egress from the Facilities and (C) to the extent required, prior consent of the owner of the Facilities.

         5.10 RELATED PARTY ACCOUNTS. Except as and to the extent set forth in
Schedule 5.10, contemporaneously with the Closing, the Shareholders and their Affiliates (other than Holding and the AAC Companies), on the one hand, and Holding and the AAC Companies, on the other hand, shall satisfy and/or terminate (without recourse), as between a Shareholder and any of its Affiliates (other than Holding and the AAC Companies), on the one hand, and Holding and the AAC Companies, on the other hand, all amounts (i) due by a Shareholder or any of its Affiliates (other than Holding and the AAC Companies), on the one hand, to Holding and the AAC Companies, on the other hand, or (ii) due by Holding or the AAC Companies, on the one hand, to a Shareholder or any of its Affiliates (other than Holding and the AAC Companies), on the other hand. Any liability for Taxes arising from such satisfaction or termination of such amounts shall be the responsibility, jointly and severally, of the Shareholders.

         5.11 ALLOCATION OF PURCHASE PRICE. The Purchase Price has been agreed upon by the parties and the values assigned to the various assets which constitute the Contributed Assets are listed in Schedule 5.11. The AAC Companies and the Company agree that the values reflected in Schedule 5.11 were separately established as a result of good faith bargaining and that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will use such prices and cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder.

         5.12 HOLDING'S AND THE AAC COMPANIES' INSURANCE. Holding and the AAC Companies shall, both before and after the Closing, take all reasonable action required to assert, or following the Closing to enable the Company to assert, and fully protect its rights under any insurance policy of Holding or the AAC Companies existing on or before the Closing Date with respect to claims relating to the operation of the Business prior to the Closing Date.

         5.13 DISBURSEMENT ACCOUNTS. The Shareholders will deposit or cause to remain on deposit, in the various accounts upon which checks issued by the AAC Companies before Closing (the "Pre-Closing Checks") are drawn, funds sufficient to pay the Pre-Closing Checks in full as and when they are presented for payment.

         5.14 NAMES. Promptly following the Closing, Holding and the AAC Companies shall, and the Shareholders shall cause Holding and the AAC Companies, to, change their respective corporate names to new names that do not use the names "Asset Acceptance," "Financial Credit,"

"CFC Financial," "City Financial," "Consumer Credit,""Lee Acceptance," Merit Acceptance or the initials "AAC."

         5.15 FURTHER ASSURANCES. Holding, the AAC Companies and the Shareholders, on the one hand, and the Company, on the other hand, will use reasonable efforts to implement the provisions of this Agreement, and for such purpose, at the request of the other party will, at or after the Closing, without further consideration, promptly execute and deliver such additional instruments, documents, conveyances or assurances, and take such other action, as the AAC Companies or the Company may reasonably deem necessary or desirable in order to consummate more effectively the transactions contemplated hereby, to vest in the AAC LLCs title to the Contributed Assets free and clear of any Encumbrances (other than Permitted Encumbrances), and otherwise to carry out the intent and purposes of this Agreement unless such action would result in liabilities or obligations not reasonably contemplated by the transactions contemplated hereby.

                                   ARTICLE VI
                         EMPLOYEES AND EMPLOYEE MATTERS

         6.1 TRANSFERRED EMPLOYEES. Schedule 3.21(i) sets forth a list of all of the employees of the AAC Companies and their current compensation as of the most recent date for which such information is available. Except as set forth in
Schedule 3.21(i), the Company will cause the AAC LLCs to offer employment with the AAC LLCs, immediately after the Closing in a same position and at the same rate of pay and with the same benefits as in effect on the date immediately preceding the Closing, to all of such persons, whether such persons are salaried or hourly employees; provided that, except as otherwise provided in the Employment Agreements, any such offer of employment by the AAC LLCs shall not constitute an offer of employment by the AAC LLCs over any minimum period of time, or an obligation to continue any such employee's rate of pay or employee benefits, and any such employment shall be at will. Such employees who elect to become employees of the AAC LLCs are hereinafter referred to as "Transferred Employees" and shall be deemed to have become employees of the AAC LLCs as of the time the Closing becomes effective; provided that those employees of the AAC Companies who are regarded by the AAC Companies as being on layoff, short-term disability or leave of absence (whether paid or unpaid) as of the Closing shall continue in such status with the AAC LLCs after the Closing and the AAC LLCs shall not be obligated to offer employment to any employees of the AAC Companies who are regarded by the AAC Companies as being on long-term disability. The Company acknowledges that it has not informed the AAC Companies of any planned or contemplated decisions or actions by the Company that would require the service of notice under the WARN Act. The Company shall not take, either directly or indirectly, any action which will cause the notice provisions of the WARN Act to be applicable to the transactions contemplated by this Agreement.

         6.2 EMPLOYEE PLANS. Except as set forth in Schedule 6.2, the AAC LLCs will assume the sponsorship of and be substituted for the AAC Companies as the "employer" under the Employee Plans listed in Schedule 3.22(a) (and any related trust agreements) which require such

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

assumption and substitution in order for such Employee Plans to be maintained by the AAC LLCs. As soon as practicable after the Closing, the AAC LLCs shall, where applicable, amend the Employee Plans to take into account the service of Transferred Employees with the AAC Companies for all purposes under such Employee Plans; provided that with respect to any Employee Plan, the Company shall adopt any such amendments only to the extent that such adoption does not adversely affect the qualified status of such Employee Plan under Section 401(a) of the Code.

         6.3 WORKER'S COMPENSATION. The AAC LLCs will assume the responsibility for all worker's compensation claims made by Transferred Employees after the Closing arising from events occurring before the Closing.

         6.4 VACATION AND HOLIDAY PAY. The AAC LLCs will assume all liability for unpaid vacation and holiday pay accrued by all Transferred Employees prior to the Closing in the amounts accrued in the books and records of the AAC Companies in the ordinary course of business consistent with past practices.

         6.5 NON-TRANSFERRED EMPLOYEES. Notwithstanding anything herein to the contrary, the Company shall not have any liability for any severance or termination obligations or post-retirement benefits to employees of the AAC Companies who do not become Transferred Employees.

                                  ARTICLE VII
                     CONDITIONS TO OBLIGATIONS OF INVESTORS

         The obligation of Investors to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of Investors, to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by Investors in accordance with Section 12.9:

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holding, CCC and the Shareholders contained in Article III hereof shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the date of Closing; provided that to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the date of Closing to have been true as of such specified date.

         7.2 PERFORMANCE OF THIS AGREEMENT. Holding, the AAC Companies and the Shareholders shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

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

         7.3 CAPITAL EXPENDITURES. The AAC Companies shall have made capital expenditures and Charged Off Account purchases after December 31, 2001, at a pace consistent with achieving 2002 Budgeted Collections and EBITDA through the Closing.

         7.4 DISTRIBUTIONS. None of Holding, Lee Acceptance or CCC shall have made distributions to its respective shareholders after May 31, 2002, except (i) bonuses paid July 3, 2002 in the aggregate amount of $500,000 and (ii) distributions in the amount necessary for such shareholders to pay the income Taxes on the profits of such Companies allocated to them for the period from January 1, 2002 through the Closing Date; including, solely for purposes of this clause (ii) amounts necessary for Holding and the AAC Companies to pay the Michigan Single Business Tax (net of tax benefits arising from the deduction of such amounts on federal, state and local income tax returns) arising from the acquisition of the Purchased Shares from Holding; provided that the distributions made pursuant to this clause (ii) shall not exceed $1,500,000 in the aggregate.

         7.5 CONSENTS AND APPROVALS. All registrations, filings, applications, notices, consents, orders, approvals, qualifications, waivers and Licenses and Permits required to be made or obtained by Holding, the AAC Companies or the Shareholders shall have been made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated, except where the failure to do any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         7.6 INJUNCTION, LITIGATION, ETC. No Actions by any Governmental Authority or any other Person shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage the Company materially or impair the Company's ability to own and control the Business and the Contributed Assets if the transactions contemplated hereby are consummated.

         7.7 LEGISLATION. No statute, rule or regulation shall have been proposed (and reasonably believed will be enacted) or enacted which prohibits or is reasonably likely to prohibit, restrict or materially delay the consummation of the transactions contemplated by this Agreement.

         7.8 PROCEEDINGS. All corporate proceedings of Holding, the AAC Companies and Lee Acceptance that are required in connection with the transactions contemplated by this Agreement (including documentation of the transactions contemplated by Recitals B, C and D) shall be reasonably satisfactory in form and substance to Investors and its counsel.

         7.9 LLC AGREEMENT. Holding, CCC and the Shareholders shall have executed the LLC Agreement substantially in the form of Exhibit B hereto.

         7.10 OPINION OF COUNSEL. Holding shall have delivered to Investors an opinion of Dykema Gossett PLLC, counsel for Holding, the AAC Companies and the Shareholders, dated as of the date of Closing, substantially with respect to the matters set forth in Exhibit C hereto, and stating that such opinion is made for the benefit of the Company and the Company's

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

institutional lenders and that the Company's institutional lenders shall be entitled to rely thereon as if such opinion were addressed to them.

         7.11 MATERIAL CHANGE. There shall not have been any Material Adverse Change in the Assets, liabilities, financial condition, results of operations or business of Holding or the AAC Companies since December 31, 2001, nor any occurrence or circumstance that with the passage of time would reasonably be expected to result in such change, and there shall not be any material liability not shown in the Interim Financial Statements or otherwise disclosed herein.

         7.12 FINANCING. The Company shall have obtained and consummated long-term financing containing a three-year revolving line of credit in a principal amount not less than $75,000,000 on such other terms reasonably satisfactory to Investors.

         7.13 PAYOFF LETTERS. The AAC Debt lenders shall have delivered "payoff" letters to the Company stating that ,upon receipt of the payment in full with respect to the AAC Debt, the lenders shall (i) cancel, terminate, extinguish and deliver to the Company all instruments with respect to the AAC Debt (collectively, "Debt Instruments") and shall release all Encumbrances in connection therewith (and shall, if necessary or advisable, reconvey all Assets or property that are the subject of such Encumbrances) and (ii) deliver to the Company an acknowledgment of payment and release and other evidence reasonably satisfactory to the Company of such termination, cancellation and extinguishment of all Debt Instruments and related Encumbrances.

         7.14 ESCROW AGREEMENT. Holding, CCC and the Shareholders shall have executed and delivered to the Company, Investors and the Escrow Agent the Escrow Agreement in substantially in the form of Exhibit A hereto.

         7.15 LEE ACCEPTANCE ACQUISITION. Prior to its merger into Asset Acceptance, LLC, Asset Acceptance shall have acquired substantially all of the assets of Lee Acceptance (other than the condominium in Grosse Point, Michigan) in exchange for a payment of $200,000.

         7.16 NONCOMPETITION AGREEMENTS. The Non-Interference, Non-Disclosure and Non-Competition Agreements substantially in the form of Exhibit C hereto, shall have been executed by Holding, the AAC Companies, the Shareholders, and the Company. The Non-Interference, Non-Disclosure and Non-Competition Agreements substantially in the form of Exhibit D hereto, shall have been executed by the employees of the AAC Companies set forth in Schedule 7.16.

         7.17 CONSULTING SERVICES AGREEMENT. The Company and the AAC LLCs shall have entered into the Consulting Services Agreement with Quad-C Management, Inc. substantially in the form of Exhibit G hereto.

                                  ARTICLE VIII
         CONDITIONS TO OBLIGATIONS OF HOLDING, CCC AND THE SHAREHOLDERS

         The obligation of Holding, CCC and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of Holding and CCC, to

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

the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by Holding and CCC in accordance with
Section 12.9.

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investors contained in Article IV hereof shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) and in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the date of Closing; provided that to the extent that any such representations and warranties were made as of a specified date, such representations and warranties shall continue on the date of Closing to have been true as of such specified date.

         8.2 PERFORMANCE OF THIS AGREEMENT. Investors shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by it prior to or on the date of Closing.

         8.3 CONSENTS AND APPROVALS. All registrations, filings, applications, notices, consents, orders, approvals, qualifications or waivers required to be made or obtained by the Company or Investors shall have been made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated, except where the failure to do any of the foregoing would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         8.4 INJUNCTION, LITIGATION, ETC. No Actions by any Governmental Authority or any other Person shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage Holding, the AAC Companies or the Shareholders materially if the transactions contemplated hereby are consummated.

         8.5 LEGISLATION. No statute, rule or regulation shall have been proposed (and reasonably believed will be enacted) or enacted which prohibits or reasonably likely to prohibit, restrict or materially delay the consummation of the transactions contemplated this Agreement.

         8.6 PROCEEDINGS. ALL PROCEEDINGS OF INVESTORS THAT ARE REQUIRED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT SHALL BE REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE HOLDING AND ITS COUNSEL.

         8.7 LLC AGREEMENT. INVESTORS SHALL HAVE EXECUTED THE LLC AGREEMENT SUBSTANTIALLY IN THE FORM OF EXHIBIT B HERETO.

         8.8 OPINION OF COUNSEL. Investors shall have delivered to Holding and CCC an opinion of McGuireWoods LLP, counsel for Investors, dated as of the Closing Date, substantially with respect to the matters set forth in Exhibit F attached hereto.

         8.9 ESCROW AGREEMENT. The Company and Investors shall have executed and delivered to Holding, CCC and the Shareholders and the Escrow Agent the Escrow Agreement substantially in the form of Exhibit A hereto.

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

         8.10 EMPLOYMENT AGREEMENTS. The Company shall have executed and delivered to each of Rufus H. Reitzel, Jr., Heather K. Reitzel, Nathaniel F. Bradley IV and Mark A. Redman their respective Employment Agreements substantially in the form of Exhibits H-1, H-2, H-3 and H-4.

                                   ARTICLE IX
                                     CLOSING

         9.1 TIME AND PLACE OF CLOSING. The closing (the "Closing") shall take place at the offices of Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan, at 10:00 a.m. local time on September 30, 2002, or such other date as may be agreed upon by the parties (the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective as of 11:59 p.m. on September 30, 2002.

         9.2 DELIVERIES BY HOLDING, CCC AND THE SHAREHOLDERS. At the Closing Holding, CCC and the Shareholders shall deliver to Company the following:

                           (i) certificates evidencing all the membership interests in the AAC LLCs;

                           (ii) certificates of merger evidencing the Mergers of the AAC Companies (other than CCC) into its respective AAC LLC;

                           (iii) bills of sale and assignment in the form attached as Exhibit I evidencing the transfer of the Contributed Assets to Consumer Credit, LLC;

                           (iv) properly endorsed title certificates transferring the motor vehicles which are a part of the Contributed Assets to the AAC LLCs;

                           (v)      such document or documents (in form
                  satisfactory to Investors and suitable for filing, registration or recording, if applicable) as may be necessary to transfer to the AAC LLCs the remainder of the Contributed Assets;

                           (vi) a certificate executed by the Shareholders certifying that, as of the date of Closing Date, the conditions set forth in Sections 7.1 through 7.5 and 7.11 have been satisfied;

                           (vii)    evidence that the actions described in
                  Section 7.8 have been taken;

                           (viii) copies of the consents required by Section ' 7.5;

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

                           (ix) certificate from the Secretary of State of Delaware of the Company's and the AAC LLCs good standing in the State of Delaware as of the most recent date obtainable;

                           (x) certificate from the Secretary of State of Nevada or the State of Michigan, as the case may be, of Holding and the AAC Companies good standing in the State of Nevada or the State of Michigan, as the case may be, as of the most recent date obtainable;

                           (xi) a certificate executed by the Secretary of Holding certifying as of the date of Closing (A) a true and correct copy of the certificate or certificate of incorporation of Holding and the AAC Companies, (B) a true and correct copy of the bylaws of Holding and the AAC Companies,
                  (C) a true and correct copy of the certificate of formation and limited liability company agreement or comparable organizational documents of the Company and each of the AAC LLCs and (D) incumbency matters;

                           (xii)    the opinion of counsel required by Section
                  7.10;

                           (xiii) physical possession of all Books and Records, Licenses and Permits, policies, Contracts, plans or other instruments of the AAC Companies that are in the possession of Holding and the AAC Companies, all such materials to be deemed delivered to the Company if they are present at any of the Facilities;

                           (xiv) UCC-1 searches with respect to Holding, the AAC Companies, the AAC LLCs, the Business and the Assets used in the Business; and

                           (xv) such additional documents as Investors may reasonably request.

         9.3 DELIVERIES BY THE COMPANY. At the Closing the Company shall deliver to Holding and CCC the following:

                           (i) to Holding, certificates evidencing the 39,000,000 Class A-1 Shares, 25,350,000 Class B-1 Shares,
                  6,000,000 Class A Shares and 3,900,000 Class B Shares of the Company and $550,000 in cash or immediately available funds in consideration for the contribution by Holding to the Company of the membership interests in Asset Acceptance, LLC, Financial Credit, LLC and CFC Financial, LLC;

                           (ii) to CCC, certificates evidencing the 650,000 Class B-1 Shares and 100,000 Class B Shares of the Company and $250,000 in cash or immediately available funds in consideration for the contribution by

                  CCC to the Company of the membership interests in Consumer Credit, LLC; and

                           (iii) such additional documents as Holding may reasonably request.

         9.4 DELIVERIES BY HOLDING. At the Closing Holding shall deliver to Investors certificates evidencing the Purchased Shares, duly endorsed and free of Encumbrances, which certificates shall be cancelled by the Company in exchange for certificates evidencing the Purchased Shares registered in the name of Investors in such denominations as Investors shall direct.

         9.5 DELIVERIES BY INVESTORS. At the Closing, Investors shall deliver to Holding the following:

                           (i)      $45,000,000, of which $41,250,000 shall be
                  delivered by wire transfer to Holding and $3,750,000 shall be delivered by wire transfer to the Escrow Agent;

                           (ii)     a certificate executed by Investors
                  certifying that, as of the Closing Date, the conditions set forth in Sections 8.1 through 8.3 have been satisfied as to Investors;

                           (iii) evidence that the corporate action described in Section 8.6 has been taken;

                           (iv) a copy of the articles of incorporation of Investors certified as of a recent date by the Clerk of the State Corporation Commission of the Commonwealth of Virginia;

                           (v)      the opinion of counsel required by Section
                  8.8; and

                           (vi) such additional documents as Holding may reasonably request.

         9.6 DELIVERIES OF ANCILLARY AGREEMENTS. At the Closing Holding, the AAC Companies, the Shareholders, the Company and Investors shall each execute and deliver to the appropriate parties copies of the Ancillary Agreements to which they are parties.

                                   ARTICLE X
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         10.1 SURVIVAL OF REPRESENTATIONS.

                  (a) The representations and warranties of Holding, CCC and the Shareholders contained in this Agreement will survive until the later of (i) the 60th day after receipt by the

Company of the audited financial statements for the Company and its Subsidiaries for the fiscal year ending December 31, 2003 and (ii) the 18 month anniversary of the Closing Date; provided that (i) the representations and warranties contained in the first sentence of Section 3.1 and in Section 3.3 shall survive the Closing indefinitely (ii) the representations and warranties contained in
Section 3.6 shall survive until the fifth anniversary of the Closing Date, (iii) the representations and warranties in Section 3.22 of this Agreement shall survive until 90 days after the expiration of the last of the limitation periods contained in ERISA during which a claim thereunder can be made, and (iv) the representations and warranties in Section 3.23 of this Agreement shall survive until 90 days after the expiration of the last of the limitation periods contained in the Internal Revenue Code or other applicable Tax law during which an assessment or reassessment can be made (the respective dates on which the representations and warranties hereunder lapse are hereinafter referred to as the "Survival Date").

                  (b) All representations and warranties of Investors contained in this Agreement will survive until the first anniversary of the Closing Date; provided that the representations and warranties contained in the first sentence of Section 4.1 and in Section 4.3 shall survive the Closing indefinitely.

                  (c) If a specific claim in writing with respect to any representation or warranty shall have been made, or an action at law or in equity shall have been commenced or filed, before the relevant Survival Date (whether or not liability has actually been incurred), then such representation or warranty shall, with respect to such claim or action, survive until the claim or action has been finally resolved.

         10.2 INDEMNIFICATION BY HOLDING, CCC AND THE SHAREHOLDERS.

                  (a) Subject to the limitations contained in this Article X, Holding, CCC and the Shareholders, jointly and severally, shall, without duplication, indemnify and hold harmless, the Company, Investors, their Affiliates, each of their respective members (other than Holding, CCC and the Shareholders), shareholders, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Company Indemnified Parties") from and against, and pay or reimburse the Company Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the Company Indemnified Parties as a result of:

                           (i) any inaccuracy contained in, omission from or breach of, a representation and warranty made by Holding, the AAC Companies or the Shareholders in this Agreement;

                           (ii) the nonfulfillment, nonperformance or other breach of any covenant or agreement of Holding, the AAC Companies or the Shareholders contained in this Agreement other than pursuant to Sections referred to in clause (iii) of this Section 10.2(a);

                           (iii) the nonfulfillment, nonperformance or other breach of any covenant or agreement of Holding, the AAC Companies or the

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

                  Shareholders contained in clause (ii)(B) of Section 5.2 (Forbearances), 5.11 (Allocation of Purchase Price), 5.14(Names), or 5.15 (Further Assurances);

                           (iv) any failure of CCC to satisfy in full the Retained CCC Liabilities; and

                           (v) the failure of Holding or the Shareholders to satisfy in full any of the Retained Liabilities.

                  (b) The claims for indemnity by Company Indemnified Parties pursuant to this Section 10.2 are referred to as "Company Claims." The indemnity provided for in this Section 10.2 is not limited to matters asserted by third parties against any Company Indemnified Party, but includes Covered Liabilities actually incurred or sustained by any Company Indemnified Party in the absence of third party claims.

         10.3 INDEMNIFICATION BY THE COMPANY AND INVESTORS.

                  (a) Subject to the limitations contained in this Article X, the Company shall, without duplication, indemnify and hold harmless Holding, CCC and the Shareholders, their Affiliates, each of their respective shareholders, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "AAC Indemnified Parties") from and against, and pay or reimburse the AAC Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the AAC Indemnified Parties as a result of the nonfulfillment, nonperformance or other breach by the Company of its covenants and agreements in Sections 5.11 (Allocation of Purchase Price), 5.15 ("Further Assurances") or Article VI ("Employees and Employee Matters").

                  (b) Subject to the limitations contained in this Article X, Investors shall, without duplication, indemnify and hold harmless the AAC Indemnified Parties from and against, and pay or reimburse the AAC Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the AAC Indemnified Parties as a result of:

                           (i) any inaccuracy contained in, omission from or breach of, a representation and warranty made by Investors in this Agreement or in any document delivered pursuant hereto;

                           (ii) the nonfulfillment, nonperformance or other breach of any covenant or agreement of Investors contained this Agreement.

                  (c) The claims for indemnity by AAC Indemnified Parties pursuant to this Section 10.3 are referred to as "AAC Claims." The indemnity provided for in this Section 10.3 is not limited to matters asserted by third parties against any AAC Indemnified Party, but includes Covered Liabilities actually incurred or sustained by any AAC Indemnified Party in the absence of third-party claims.

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

         10.4 NOTICE AND DEFENSE OF CLAIMS.

                  (a) Whenever a claim shall arise for indemnification hereunder (a "Claim"), the party seeking indemnification (an "indemnified party") shall give reasonably prompt notice to the party from whom indemnification is sought (an "indemnifying party") of the claim for indemnification and the facts, in reasonable detail, constituting the basis for such claim (a "Claim Notice"); provided that failure of an indemnified party to give prompt written notice of any Claim shall not release, waive or otherwise affect an indemnifying party's obligations with respect thereto except to the extent that the indemnifying party is adversely affected in its ability to defend against such Claim or is otherwise prejudiced thereby.

                  (b) If any third party shall notify any indemnified party with respect to any matter (a "Third Party Claim") which may give rise to a Claim under this Article X, then the indemnified party shall promptly notify the indemnifying party of such Third Party Claim in writing; provided that failure of an indemnified party to give prompt written notice of any Claim shall not release, waive or otherwise affect an indemnifying party's obligations with respect thereto except to the extent that the indemnifying party is adversely affected in its ability to defend against such Claim or is otherwise prejudiced thereby.

                  (c) Any indemnifying party will have the right to assume the defense of the Third Party Claim with counsel of its choice at any time within fifteen days after the indemnified party has given notice of the Third Party Claim; provided that the indemnifying party must conduct the defense of the Third Party Claim actively and diligently to preserve its rights to assume the defense of the Third Party Claim; and provided further that the indemnified party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim. In the event the indemnifying party assumes the defense of the Third Party Claim, the indemnifying party shall keep the indemnified party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the indemnified party assumes the defense of the Third Party Claim, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. If the indemnifying party is held liable for the Third-Party Claim, the indemnifying party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 10.4(c) and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any and all Covered Liabilities by reason of such settlement or judgment.

                  (d) So long as the indemnifying party has assumed and is conducting the defense of the Third Party Claim in accordance with Section 10.4(c), the indemnifying party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the indemnified party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the indemnifying party and does not impose an injunction or other equitable relief upon the indemnified party.

                  (e) If the indemnifying party does not assume or conduct the defense of the Third Party Claim in accordance with Section 10.4(c), (i) the indemnified party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the indemnified party need not consult with, or obtain any consent from, the indemnifying party in connection with any such defense, consent or settlement), and (ii) the indemnifying party will remain responsible for any Covered Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article X.

                  (f) If the claim for indemnification involves a matter other than a Third Party Claim, the indemnifying party shall have thirty (30) days to object to such claim by delivery of a written notice of such objection to such indemnified party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the claim for indemnification by the indemnifying party, and the claim shall be paid in accordance with the further provisions hereof. If an objection is timely interposed by the indemnifying party, then the indemnified party and the indemnifying party shall negotiate in good faith for a period of thirty (30) business days from the date the indemnified party receives such objection prior to commencing any arbitration, formal legal action, suit or proceeding with respect to such claim for indemnification. Upon Final Determination (as defined below) of the amount of a Claim, the indemnifying party shall pay the amount of such Claim within thirty (30) days of the date of such Final Determination.

                  (g) Any Covered Liabilities for which an indemnifying party is responsible shall, subject to the provisions of Section 10.5 hereof, be paid directly by the indemnifying party. Upon Final Determination (as defined below) of the amount of a claim for indemnification, the indemnifying party shall pay the amount of such claim within 20 days after the date of such Final Determination together with interest at the prime rate of JPMorgan Chase Bank in New York City (or its successor or successors) from time to time, from (and including) the later of (i) the date of delivery of the Claim Notice or (ii) the date such Covered Liability was paid, to (and including) the date immediately preceding the date of payment.

                  (h) A "Final Determination" of a Claim shall be (i) a judgment of any court determining the validity of a disputed Claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed (it being understood that the indemnified party shall have no obligation to appeal); or (ii) an award of any arbitrator or arbitration panel determining the validity of such disputed Claim, if there is not pending any motion to set aside such award or if the time within which to move to set such award aside has elapsed; or (iii) a written termination of the dispute with respect to such Claim signed by all of the parties thereto or their attorneys; or (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such Claim; or (v) such other evidence of final determination of a disputed Claim as shall be reasonably acceptable to the parties.

         10.5 LIMITATIONS ON INDEMNIFICATION.

                  (a) Notwithstanding any other provision of this Article X, (i) Holding, CCC and the Shareholders shall not be liable under Section 10.2(a)(i) or Section 10.2(a)(ii) unless and until the aggregate amount of liability thereunder exceeds $750,000, and thereafter the indemnified party shall be entitled to indemnification thereunder only for the aggregate amount

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of such liability in excess of $750,000 and (ii) the maximum amount for which the Company Indemnified Parties shall be entitled to indemnification under
Section 10.2(a)(i) or Section 10.2(a)(ii) shall be $7,500,000 in the aggregate; provided that the limitations set forth in this Section 10.5(a) shall not apply to liability for a breach of the representations or warranties in Sections 3.1, 3.2, 3.3, 3.23, 3.24 and 3.29 or to clause (B) of Section 5.2.

                  (b) Notwithstanding any other provision of this Article X, (i) Investors shall not be liable under Section 10.3(b)(i) or Section 10.3(b)(ii) unless and until the aggregate amount of liability thereunder exceeds $750,000, and thereafter the indemnified party shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of $750,000 and (ii) the maximum amount for which the AAC Indemnified Parties shall be entitled to indemnification under Section 10.3(b)(i) or Section 10.3(b)(ii) shall be $7,500,000 in the aggregate; provided that the limitations set forth in this Section 10.5(c) shall not apply to liability for a breach of the representations or warranties in Sections 4.1, 4.2 and 4.6.

         10.6 CALCULATION OF COVERED LIABILITIES.

                  (a) Insurance Proceeds. To the extent that any Company Claim or AAC Claim is covered by insurance held by such Company Indemnified Party or AAC Indemnified Party, such indemnified party shall be entitled to indemnification pursuant to Section 10.2 or 10.3, as applicable, only with respect to the amount of the Covered Liabilities that are in excess of the cash proceeds received by such indemnified party pursuant to such insurance. If such indemnified party receives such cash insurance proceeds prior to the time such Claim is paid, then the amount payable by the indemnifying party pursuant to such Claim shall be reduced by the amount of such proceeds. If such indemnified party receives such cash insurance proceeds after such Claim has been paid, then upon the receipt by the indemnified party of any cash proceeds pursuant to such insurance up to the amount of Covered Liabilities incurred by such indemnified party with respect to such Claim, such indemnified party shall promptly repay any portion of such amount which was previously paid by the indemnifying party to such indemnified party in satisfaction of such Claim.

                  (b) Effect of Taxes. The amount of any indemnity payments for Covered Liabilities under Section 10.2 or 10.3 above shall be (i) decreased to reflect the actual Tax Benefit, if any, reasonably expected to be realized within two years by the indemnified party resulting from the Covered Liabilities giving rise to such indemnity payments and (ii) increased to reflect the actual Tax Loss reasonably expected to be realized within two years by such indemnified party as a result of the receipt of such Covered Liabilities, in each case subject to the limitations on indemnification contained in Section 10.5. Any indemnity payment made pursuant to Section 10.2 or 10.3 shall be treated by the Company, Holding and the AAC Companies as an adjustment to the Purchase Price.

                  10.7 NO CIRCULAR RECOVERY. No Shareholder shall be entitled to make any claim for indemnification or contribution against the AAC Companies or any of their Affiliates (including the Company or any AAC LLC) with respect to a matter constituting a breach of the representations and warranties set forth in
Article III hereof or a Retained Liability by reason of the fact that it or he is or was a controlling person, member, manager, director, officer, employee,

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agent or other representative of the AAC Companies (whether such claim is pursuant to any statute, charter, bylaw, limited liability company agreement, contractual obligation or otherwise).

                  10.8 RIGHT OF SET OFF. Anything in this Agreement to the contrary notwithstanding, the Company may withhold and set off against any and all amounts due Holding or its transferees as holder of the Series B-1 Shares, any and all amounts as to such Person is obligated to indemnify the Company Indemnified Parties pursuant to any provision of this Article X, subject to the limitations on indemnification described in Section 10.5.

                  10.9 DISCLAIMER OF PROJECTIONS; MEMORANDUM. Holding, CCC and the Shareholders make no representation or warranty to the Company or the Investors except as specifically made in this Agreement. In particular, other than the representation that, to the Knowledge of the AAC Companies, the following were prepared in good faith based upon assumptions that were deemed reasonable by Holding, CCC and the Shareholders at the time they were prepared, Holding, CCC and the Shareholders make no representation or warranty to the Company or Investors with respect to:

                           (i)      the information set forth in the
                  Confidential Business Review distributed by The Geneva Companies in connection with the transactions contemplated by this Agreement;

                           (ii) any presentations made to the Company, Investors, or their representatives by the management of Holding and the AAC Companies; or

                           (iii) any financial or other projection or forecast relating to Holding and the AAC Companies.

With respect to any financial or other projection or forecast delivered by or on behalf of Holding, the AAC Companies, or the Shareholders to the Company, Investors, or their representatives, the Company and Investors acknowledge that
(i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts so furnished to it and (iii) it shall have no claim against Holding, the AAC Companies, or the Shareholders with respect to such projection or forecast.

         10.10 EXCLUSIVE REMEDY. The indemnification provided under Sections
10.2 and 10.3 shall be the sole and exclusive remedy of any indemnified party for any Covered Liabilities or other matter relating to this Agreement or the transactions contemplated by this Agreement other than claims (i) pursuant to the terms of this Agreement, (ii) related to the Retained CCC Liabilities or the Retained Liabilities, (iii) for fraud and (iv) for injunctive relief. With respect to fraud, (i) the right of a party to be indemnified and held harmless pursuant to this Article X shall be in addition to and cumulative of any other remedy of such party at law or in equity with respect thereto and (ii) no party, shall, by exercising any remedy available to it under this Article X, be deemed to have exercised such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

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                                   ARTICLE XI
                                   TERMINATION

         11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                           (i) by the mutual written consent of all of the parties to this Agreement;

                           (ii) by the Company or Investors, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VII hereof, which condition or conditions are not waived by the Company or Investors;

                           (iii) by Holding and CCC, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VIII hereof, which condition or conditions are not waived by Holding and the AAC Companies; or

                           (iv) by any party if the Closing has not occurred by 11:59 p.m. October 31, 2002.

         11.2 PROCEDURE: EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 11.1, written notice thereof shall forthwith be given by the terminating parties to the other party, and this Agreement shall thereupon terminate and become void and of no further force and effect and there shall be no further liability or obligation on the part of either party hereto except for the obligations under Sections 5.5, 5.7 and 11.1; provided that termination of this Agreement pursuant to clause (ii) or (iii) of Section 11.1, respectively, shall not relieve the defaulting or breaching party (the "Breaching Party"), whether or not it is the terminating party, of liability for damages actually incurred by the other party as a result of breach of this Agreement by the Breaching Party.

                                  ARTICLE XII
                               GENERAL PROVISIONS

         12.1 NOTICES. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by nationally recognized overnight delivery service, (ii) transmitted by facsimile or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

                  (a) If to Holding, CCC or any Shareholder, to:

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

                                    AAC Holding Corp.
                                    83 Shadow Lane
                                    Lakeland, Florida 33813
                                    Attention: Rufus H. Reitzel, Jr.
                                    Facsimile No.: 863-648-0166

                           and to:

                                    AAC Holding Corp.
                                    6985 Miller Road
                                    Warren, Michigan 48902
                                    Attention: Nathaniel F. Bradley IV
                                    Facsimile No.: 586-446-7832

                           with a copy to:

                                    Dykema Gossett PLLC
                                    400 Renaissance Center
                                    Detroit, Michigan 48243
                                    Attention: J. Michael Bernard, Esq.
                                    Facsimile No.: 313-568-6832

                  (b) If to the Company or Investors, to:

                                    AAC Holdings LLC
                                    c/o Quad-C Management, Inc.
                                    230 East High Street
                                    Charlottesville, Virginia 22902
                                    Attention: Anthony R. Ignaczak
                                    Facsimile No.: 434-979-1145

                           with a copy to:

                                    McGuireWoods LLP
                                    One James Center
                                    Richmond, Virginia 23219
                                    Attention: Leslie A. Grandis
                                    Facsimile No.: 804-775-1061

Notice pursuant hereto shall be deemed given (i) if delivered personally, when so delivered, (ii) if given by nationally recognized overnight delivery, one business day after delivery to the delivery service for next business day delivery, (iii) if given by facsimile, when transmitted to the facsimile number set forth above, when so transmitted if transmitted during normal business hours at the location to which it is transmitted or upon the opening of business on the next Business Day if transmitted other than during normal business hours at the location to which it is

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

transmitted and (iii) if given by mail, on the third business day following the day on which it was posted.

         12.2 INTERPRETATION. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." All accounting terms not defined in this Agreement shall have the meaning determined by GAAP. All capitalized terms defined herein are equally applicable to both the singular and plural forms. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         12.3 ENTIRE AGREEMENT. This Agreement, together with the Ancillary Agreements, the Company Confidentiality Letter and the Schedules and Exhibits hereto, contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

         12.4 NO THIRD PARTY BENEFICIARIES. Except as set forth in Article X, nothing in this Agreement (whether expressed or implied) is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto, nor shall any provision hereof give any person any right of subrogation against, or action over against any party. Without limiting the generality of the foregoing, nothing contained herein shall confer any third-party beneficiary right (actual or implied) upon any employee of Holding or the AAC Companies or obligate the Company to continue any such employee in its employ for any specified period of time or at any specified salary, wages or benefits after the Closing Date.

         12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto, except that the Company may assign its right, title and interest under this Agreement (i) to one or more wholly-owned Subsidiaries, (ii) to a Person that acquires substantially all of the assets or business of the Company and (iii) to any institutional lender to the Company as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated hereby and any refinancings, extensions, refundings or renewals thereof; provided, that in the event of such assignment, the Company shall not be released from any obligations under this Agreement.

         12.6 SEVERABILITY. In the event that this Agreement or any other instrument referred to herein, or any of their respective provisions, or the performance of any such provision, is found to be invalid, illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be

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

invalid, illegal or unenforceable under the applicable laws or regulations without, to the maximum extent permitted by law, affecting the validity of the remaining provisions of the Agreement. Should any method of termination of this Agreement or a portion thereof be found to be invalid, illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

         12.7 AMENDMENT. This Agreement may be amended, modified or supplemented at any time by the parties hereto. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

         12.8 EXTENSION; WAIVER. At any time prior to the Closing either party to this Agreement may (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive a breach of a representation or warranty of the other party hereto, or (iii) waive compliance by the other party hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by the party giving the extension or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         12.9 DISCLOSURE SCHEDULES. Certain of the representations and warranties set forth in this Agreement contemplate that there will be attached schedules setting forth information that might be "material" or have a "Material Adverse Effect on Holding and the AAC Companies." Holding, CCC and the Shareholders may, at their option, include in such schedules items that are not material or are not likely to have a Material Adverse Effect on Holding and the AAC Companies in order to avoid any misunderstanding, and any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a Material Adverse Effect on Holding and the AAC Companies, to establish any standard of materiality or Material Adverse Effect on Holding and the AAC Companies, or to define further the meaning of such terms for purposes of this Agreement

         12.10 COUNTERPARTS; TRANSMISSION OF FACSIMILE SIGNATURES. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties hereto within ten days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

         12.11 SUBMISSION TO JURISDICTION; VENUE.

                  (a) Any legal action or proceeding with respect to this Agreement or any transactions contemplated hereby shall be brought in the courts of the Commonwealth of

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Virginia or the State of Michigan or in the United States District Court for the
Eastern District of Virginia sitting in Richmond, Virginia, or the United States District Court for the Eastern District of Michigan sitting in Detroit,
Michigan, and, by execution and delivery of this Agreement, each party hereto hereby accepts for himself, herself or itself and in respect of his, her or its property generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by mailing copies thereof by registered or certified mail, postage prepaid, to such Shareholder at his, her or its address as provided in Section 12.1 hereof. Nothing in this paragraph (a) shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings in any other jurisdiction.

                  (b) Each party hereby irrevocably waives any objections which he, she or it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in paragraph (a) of this Section
12.11 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF THE PARTIES TO THIS AGREEMENT AGREES THAT, AT THE TIME OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY, EACH OF THE PARTIES WILL EXECUTE SUCH INSTRUMENTS AND OTHER DOCUMENTS AS MAY BE NECESSARY TO CONSENT TO AND WAIVE ANY OBJECTION TO VENUE AND JURISDICTION IN THE COURTS IDENTIFIED IN SUBSECTIONS (a) AND (b) ABOVE.

         12.12 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         12.13 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Michigan without regard to any laws or regulations relating to choice of laws (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

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

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed.

                                            ASSET ACCEPTANCE HOLDINGS LLC

                                            By: ________________________________
                                            Name:  Nathaniel F. Bradley IV
                                            Title: President

                                            AAC HOLDING CORP.

                                            By:________________________________
                                            Name:  Nathaniel F. Bradley IV
                                            Title: President

                                            CONSUMER CREDIT CORP.

                                            By:________________________________
                                            Name:  Nathaniel F. Bradley IV
                                            Title: President

                                            ___________________________________
                                            Rufus H. Reitzel, Jr.

                                            ___________________________________
                                            Heather K. Reitzel

                                            ___________________________________
                                            Nathaniel F. Bradley IV

                                            ___________________________________
                                            Mark A. Redman

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
                                ________________________________________________
                                Rufus H. Reitzel, Jr.,
                                     Trustee of the Rufus H. Reitzel, Jr.
                                     Revocable Living Trust, dated May 24, 1996, as amended on March 3, 1999, a shareholder of AAC Holding Corp.

                                ________________________________________________
                                Heather K. Reitzel,
                                     Trustee of the Heather Reitzel
                                     Revocable Living Trust, dated May 24, 1996, as amended on March 3, 1999, a shareholder of AAC Holding Corp.

                                ________________________________________________
                                Nathaniel F. Bradley,
                                     Trustee of the Nathaniel F. Bradley IV
                                     Revocable Living Trust,
                                     dated November 7, 1998,
                                     a shareholder of AAC Holding Corp.

                                ________________________________________________
                                Rufus H. Reitzel, Jr.,
                                     Trustee of the Rufus H. Reitzel, Jr.
                                     Revocable Living Trust, dated May 24, 1996, as amended on March 3, 1999, a shareholder of Consumer Credit Corp.

                                ________________________________________________
                                Rufus H. Reitzel, Jr. and/or Heather Reitzel,
                                     Trustees of the Lisa R. Bradley
                                     Trust-1999,
                                     dated December 29, 1999,
                                     a shareholder of Consumer Credit Corp.

                                ________________________________________________
                                Rufus H. Reitzel, Jr. and/or Heather Reitzel,
                                     Trustees of the Stacey Reitzel James
                                     Trust Trust-1999,
                                     dated December 29, 1999,
                                     a shareholder of Consumer Credit Corp.

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

                                ________________________________________________
                                Rufus H. Reitzel, Jr. and/or Heather Reitzel,
                                     Trustees of the Traecy Merle Reitzel
                                     Trust-1999,
                                     dated December 29, 1999,
                                     a shareholder of Consumer Credit Corp.

                                ________________________________________________
                                Rufus H. Reitzel, Jr. and/or Heather Reitzel,
                                     Trustees of the James H. Reitzel
                                     Trust-1999,
                                     dated December 29, 1999,
                                     a shareholder of Consumer Credit Corp.

                                ________________________________________________
                                Heather K. Reitzel,
                                     Trustee of the Rufus H. Reitzel, Jr.
                                     Revocable Living Trust, dated May 24, 1996, as amended on March 3, 1999, a shareholder of Consumer Credit Corp.

                                ________________________________________________
                                Nathaniel F. Bradley,
                                     Trustee of the Nathaniel F. Bradley IV
                                     Revocable Living Trust,
                                     dated November 7, 1998,
                                     a shareholder of Consumer Credit Corp.

                                AAC INVESTORS, INC.

                                By:____________________________________________
                                Name:  Anthony R. Ignaczak
                                Title: President

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